Execution Version

CREDIT AGREEMENT
Dated as of February 28, 2022
among
EHEALTH, INC.,
as the Borrower,

BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent,

and
THE OTHER LENDERS PARTY HERETO

________________

Table of Contents
    i

SCHEDULES
Schedule I    -    Commitments
Schedule II    -    Guarantors
Schedule III     -    Administrative Agent’s Office, Certain Addresses for Notices
Schedule 1.1A    -    Collateral Documents on Effective Date

EXHIBITS
Exhibit A    -    Form of Assignment and Assumption
Exhibit B    -    Form of Note

Exhibit C    -    Form of Notice of Borrowing
Exhibit D    -    Form of Compliance Certificate
Exhibit E-1    -    Form of Perfection Certificate
Exhibit E-2    -    Form of Perfection Certificate Supplement
Exhibit F    -    Form of Notice of Conversion or Continuation
Exhibit G    -    Form of Guaranty
Exhibit H    -    Form of Security Agreement
Exhibit I    -    Form of Solvency Certificate
Exhibit J    -    Form of Intercompany Subordination Agreement
Exhibit K-1    -    Form of Non-Bank Certificate
Exhibit K-2    -    Form of Non-Bank Certificate
Exhibit K-3    -    Form of Non-Bank Certificate
Exhibit K-4    -    Form of Non-Bank Certificate

    v

This CREDIT AGREEMENT (“Agreement”) is entered into as of February 28, 2022, among EHEALTH, INC., a Delaware corporation (“eHealth” or “the Borrower”), Blue Torch Finance LLC, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), Blue Torch Finance LLC, as collateral agent for the Lenders (in such capacity, including any successor thereto, the “Collateral Agent”), and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
Section 1.1Defined Terms.
As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ACH” means automated clearing house transfers.
“Account” has the meaning given to such term in Article 9 of the UCC.
“Adjusted Eurocurrency Rate” means with respect to any Eurocurrency Rate Loan for any Interest Period, an interest rate per annum equal to the greater of (a) the Eurocurrency Rate for such Interest Period multiplied by the Statutory Reserve Rate and (b) 1.00%. The Adjusted Eurocurrency Rate will be adjusted automatically as to all Eurocurrency Rate Loans then outstanding as of the effective date of any change in the Statutory Reserve Rate.
“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in the Disclosure Letter on Schedule 12.8, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 12.8(d).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, each co-agent or sub-agent (if any) appointed by the Administrative Agent from time to time pursuant to Section 11.5.
“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.
“Annual Adjusted EBITDA” shall mean, as of any date of determination, the Borrower’s trailing four (4) fiscal quarters of consolidated adjusted earnings before interest (including, dividends with respect to preferred stock), tax, depreciation and amortization, as adjusted to exclude the effect of: non-cash charges (including, stock-based compensation expense, earn-out and contingent consideration obligations and adjustments thereof and purchase price adjustments), depreciation and amortization, amortization of intangible assets, other income (net of expense), provision (benefit) for income taxes, other non-recurring expenses and charges (including, restructuring, integration, severance or retention expenses), transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, in each case, whether or not consummated, the cumulative effect of a change in accounting principles and purchase accounting adjustments.
“Annual Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries delivered in accordance with Section 7.1(a), and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the Fiscal Years then ended.
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.
“Applicable Margin” means a percentage per annum equal to (a) for Loans that are Base Rate Loans, six and one half percent (6.5%) and (b) for Loans that are Eurocurrency Rate Loans, seven and one half percent (7.50%).
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half percent (0.50%), (b) the Prime Rate and (c) the Adjusted Eurocurrency Rate on such day for an Interest Period of one (1) month plus one percent (1.00%) (or, if such day is not a Business Day, the immediately preceding Business Date).
“Base Rate Loan” means any Loan during any period in which it bears interest based on the Base Rate.
“Benchmark” means, initially, with respect to any Eurocurrency Rate Loan, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(c)(i).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof)
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Materials” has the meaning specified in Section 7.2.
“Borrowing” means a borrowing consisting of Loans of the same Type made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank Eurocurrency market.
“Capital Expenditures” means, for any period, the aggregate of (a) all amounts that would be reflected as additions to property, plant or equipment on a Consolidated statement of cash flows of the Borrower and its Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by the Borrower and its Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay the Loans pursuant to Section 2.8(b)(i), (iv) expenditures that are accounted for as capital expenditures by the Borrower or any Subsidiary and that actually are paid for, or reimbursed to the Borrower or any Subsidiary in cash or Cash Equivalents, by a Person other than the Borrower or any Subsidiary and for which neither eHealth nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) in respect of such expenditures to such Person or any other Person (whether before, during or after such period), (v) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, or (vi) expenditures financed with the proceeds of an issuance of Equity Interests of the Borrower or a capital contribution to the Borrower or Indebtedness permitted to be incurred hereunder.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP (without giving effect to ASC 842), recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as liability in accordance with GAAP (without giving effect to ASC 842). Notwithstanding anything to the contrary contained in the Loan Documents, only those leases (assuming for purposes hereof that all such leases were in existence on the Effective Date) that would constitute Capitalized Leases (including leases that are classified as “Financing Leases” for purposes of GAAP) in conformity with GAAP as in effect on the Effective Date shall be considered to be Capitalized Leases.
“Cash Equivalents” means (I) when used hereunder, except for the calculation of “Liquidity”, any of the following types of Investments, to the extent owned by eHealth or any Subsidiary:
(a)Dollars;
(b)in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;
(c)readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $500,000,000;
(e)repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;
(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;
(i)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(j)other customary Investments in similar assets in accordance with the investments policy approved by the board of directors of the Borrower as in effect on June 9, 2021, as such investments policy may be modified from time to time with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed; and
(k)investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (j) above;
and (II) when used to calculate “Liquidity”, any of the following types of Investments, to the extent owned by eHealth or any Subsidiary:
(a)Dollars;
(b)in the case of any Foreign Subsidiary, Dollars, Canadian Dollars, Australian Dollars, Euros and Pound Sterling and held by it from time to time in the ordinary course of business and not for speculation;
(c)readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 270 days or less from the date of acquisition;
(d)certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 270 days and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $500,000,000;

(e)repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 270 days after the date of creation thereof;
(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 270 days or less from the date of acquisition; and
(i)Investments with average maturities of 270 days or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and
(j)investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“CFC” means an entity that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and with respect to which the Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code.
“CFC Holdco” means any Subsidiary of a Loan Party that has no material assets other than Equity Interests in, or Equity Interests in and Indebtedness owing by, one or more CFCs.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof.
“Change of Control” means the earlier to occur of:
(a) any Person or Persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary for administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and

13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty-five (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; and
(b) except to the extent permitted by Section 9.2, 9.4 or 9.5, any Loan Party or any Subsidiary thereof ceases to be a direct or indirect wholly owned Subsidiary of the Borrower.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties (if any).
“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Collateral Agent shall have received each Collateral Document required to be delivered on the Effective Date pursuant to Section 4.1 or pursuant to Section 8.10, Section 8.11 or Section 8.12 at such time, duly executed by each Loan Party thereto;
(b)all Obligations shall have been unconditionally guaranteed by each Subsidiary of the Borrower that is a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary (excluding any (i) Excluded Subsidiary or (ii) CFC Holdco), including those Subsidiaries that are listed on Schedule II hereto;
(c)the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (subject only to non-consensual Liens permitted by Section 9.1) in (i) all Equity Interests of each direct, Wholly-Owned Subsidiary of the Borrower (excluding any Equity Interests in any direct or indirect Subsidiary of a CFC, and limited in the case of any CFC Holdco or a direct Subsidiary that is a CFC, to 100% of the non-voting Equity Interests therein and 65% of the voting Equity Interests therein; provided that, subject to Schedule 8.14, the Borrower shall conduct a tax analysis and if the Borrower determines that a material adverse tax consequence to the Borrower or its Subsidiaries would not result from a pledge in excess of 65% of the voting Equity Interests of such subsidiary, such pledge shall be 100% of the voting Equity Interests therein); provided that none of the Borrower or any of its Subsidiaries shall not be required to enter into any pledge agreements governed by foreign law;
(d)except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 9.1, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts, Inventory, equipment, investment property, contract rights, general intangibles, and proceeds of the foregoing) but excluding the Excluded Property, in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents;
(e)the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 8.10(b) (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 9.1, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) such surveys and abstracts and such customary legal opinions and other documents as the Collateral Agent or the Administrative Agent may reasonably request with respect to any such Mortgaged Property, and (iv) the Collateral Agent shall have received, prior to the date of obtaining a Mortgage on any Material Real Property, (x) a flood certificate with respect to such Material Real Property and (y) if such real property is located in a Special Flood Hazard Area, flood insurance in accordance with the requirements under applicable Laws and which names the Collateral Agent as lender’s loss payee, in each case in form and substance reasonably satisfactory to the Lenders.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as, in the reasonable judgment of the Collateral Agent or the Administrative Agent and the Borrower, the cost, difficulty, burden or consequences of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits of the security to be obtained by the Lenders therefrom.
The Collateral Agent and the Administrative Agent may grant extensions of time for the perfection of security interests in, delivery of related documentation and deliverables, or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
“Collateral Documents” means, collectively, the Security Agreement, any Account Control Agreements, the Mortgages, each of the mortgages, intellectual property security agreements, collateral assignments, control agreements, the Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to this Agreement, the Guaranty and the other Loan Documents, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.
“Commission Receivables” means, collectively, all present and future rights of the Loan Parties to payment from any Specified Insurer pursuant to the Insurer Agreement arising from the sale of goods or rendition of services to customers of such Specified Insurer and such Loan Party identified as “Contract assets – commissions receivable” on the balance sheet of the Borrower and its Subsidiaries.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule I hereto, as such commitment shall be terminated pursuant to Section 2.5. The aggregate amount of the Lenders’ Commitments on the Effective Date is $70,000,000 prior to giving effect to the borrowing of Loans on such date.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Advisor” means Guggenheim Securities, LLC, acting as the Borrower’s financial advisor in respect of the Facility.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D and which certificate shall in any event be a certificate of a Financial Officer certifying (a) as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) in the case of the financial statements delivered pursuant to Section 7.1(b), the accuracy of a schedule attached thereto showing the calculations of the financial covenants specified in Section 9.13 and (c) in the case of Section 8.16, whether a CF Trigger Period has occurred (and if one has occurred, whether still in effect).
“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and any other Person in accordance with GAAP.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on hedge agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on hedge agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with hedge agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.
“Constituent Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Agents or their respective lending affiliates shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Termination Date” means the earlier of (a) the Maturity Date and (b) the date on which the Obligations become due and payable pursuant to, and in accordance with, Section 10.2.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.
“Default Rate” means an interest rate equal to the Base Rate, plus two percent (2.0%) per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan (giving effect to Section 2.11) plus two percent (2.0%) per annum, in each case, to the fullest extent permitted by applicable Laws.
“Deposit Account” means any checking or other demand deposit account maintained by the Loan Parties, including any “deposit accounts” under Article 9 of the UCC. All funds in such Deposit Accounts shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Deposit Accounts.
“Deposit Account Control Agreement” has the meaning specified in Section 8.11(a).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disclosure Letter” means that certain Disclosure Letter, delivered on or before the Effective Date, on behalf of eHealth which includes the Schedules referenced in this Agreement.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollars” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:
(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
        “Echelon Preferred Equity Agreement” means that certain Investment Agreement, dated as of February 17, 2021, by and between eHealth and Echelon Health SPV, LP, together with any exhibits thereto, as in effect on the Effective Date or otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time as permitted by this Agreement.
“EEA Financial Institution” means (a) any credit institution firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervisions with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“eHealth China Agreement” means that certain Research and Development Services Agreement, dated as of June 26, 2008 by and between eHealthInsurance Services, Inc. and eHealth China (Xiamen) Technology Co., Ltd., as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Effective Date” has the meaning specified in Section 4.1.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.2(b)(iv) (subject to such consents, if any, as may be required under Section 12.2(b)(ii)).
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.
“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent, or is in endangered or critical status, within the meaning of Section 432 of the Code, Section 305 of ERISA, or Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (g) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; or (h) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).
“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.12(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.12(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.12(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means, with respect to any Eurocurrency Loan for any Interest Period, the rate appearing on the applicable Reuter] page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that (i) if such rate is not available at such time for any reason, then the “Eurocurrency Rate” with respect to such Eurocurrency Rate Loan for such Interest Period shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available, the “Eurocurrency Rate” with respect to such Eurocurrency Rate Loan for such Interest Period shall be the offered quotation rate to first class banks in the London interbank market by the Person that is the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of such Person, in its capacity as a Lender (or, if it is not a Lender of such Loan, in such amount determined by the Administrative Agent) for which the Eurocurrency Rate is then being determined with maturities comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans compromising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 10.1.
“Excess Cash Flow” means, with respect to any Person for any period, (a) Annual Adjusted EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.8(b)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an equity issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes paid in cash by such Person and its Subsidiaries for such period, (vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Annual Adjusted EBITDA for such period and (vii) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Account” means (i) the Excluded Securities Account, (ii) petty cash accounts, amounts on deposit in which do not exceed $2,000,000 in the aggregate at any one time, (iii) zero-balance accounts, (iv) accounts holding Tax and Trust Funds and (v) any non-U.S. accounts.
“Excluded Property” has the meaning specified in the Security Agreement.
“Excluded Securities Account” means the securities account of eHealth insurance maintained with Silicon Valley Bank bearing account number ending in SV388, but only if the aggregate value of all assets held in, or credited to, such account does not exceed $50,000 at any time.
“Excluded Subsidiary” means (a) any direct or indirect Domestic Subsidiary of the Borrower that is a disregarded entity for United States Federal income Tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries or CFC Holdcos, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (c) any Subsidiary that is prohibited or restricted by applicable Law or Contractual Obligation existing on the Effective Date or on the date any such Subsidiary is acquired or organized (so long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization, (d) any direct or indirect Domestic Subsidiary of the Borrower that is an Immaterial Domestic Subsidiary, and (e) any other Subsidiary with respect to which, at the Borrower’s request and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), the cost or other consequences (including any adverse Tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
“Excluded Taxes” has the meaning specified in Section 3.1(a).
“Extraordinary Receipts” means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.8(b)(i) hereof, and not any Commission Receivables which are received in a manner consistent with past practices), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than (x) casualty insurance and (y) to the extent such insurance proceeds are immediately payable to a Person that is not the Borrower or any of its Subsidiaries in accordance with applicable requirements of law or with Contractual Obligations entered into in the ordinary course of business), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than the pending Commercial Tort Claim identified to the Administrative Agent in the Perfection Certificate delivered on the Effective Date to the extent settled for less than $2,500,000 (with any amounts in excess constituting an Extraordinary Receipt)), (e) [reserved], (f) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not the Borrower or any of its Subsidiaries) and (g) any purchase price adjustment received in connection with any purchase agreement.
“Facility” means the Commitments and all Borrowings thereunder.
“FASB” means the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any successor provision that is substantively the equivalent thereof any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions), any agreement entered into pursuant to Section 1471(b)(1) of the Code, any amendments made to the foregoing after the date of this Agreement, and any applicable intergovernmental agreement with respect to the foregoing and applicable legislation or official guidance implementing such agreements.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of one percent (1%)) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Fee Letter” means that certain fee letter, dated as of the Effective Date, between the Administrative Agent and the Borrower.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financial Statements” means the financial statements of the Borrower its Subsidiaries delivered in accordance with Sections 7.1(a) and 7.1(b).
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Foreign Lender” has the meaning specified in Section 3.1(b).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is either (i) not a Domestic Subsidiary, or (ii) a Subsidiary of a Subsidiary described in clause (i).
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 12.2(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” has the meaning specified in the Guaranty. For avoidance of doubt, the Borrower may cause any Subsidiary (other than a CFC, a CFC Holdco or a direct or indirect Subsidiary of a CFC) that is not already a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a joinder to this Agreement and to the Guaranty in form and substance reasonably satisfactory to the Administrative Agent, and any such Subsidiary shall be a Guarantor hereunder for all purposes.
“Guaranty” means (a) the guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit G, and (b) each other guaranty and guaranty supplement delivered pursuant to Section 8.10.
“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.
“HMT” has the meaning assigned to such term in the definition of “Sanction(s).”
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Illegality Notice” has the meaning specified in Section 3.2.
“Immaterial Domestic Subsidiary” means each direct or indirect Domestic Subsidiary of the Borrower that is not a Material Domestic Subsidiary.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, provided the amount of such Indebtedness under this clause (e) shall not exceed the value of the property subject to such Lien;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 12.4.
“Indemnified Taxes” has the meaning specified in Section 3.1(a).
“Indemnitees” has the meaning specified in Section 12.4.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Information” has the meaning specified in Section 12.16.
“Insurer Agreement” means any written agreement (or related documentation) between the Borrower (or any Subsidiary thereof) and a Specified Insurer pursuant to which the Borrower (or such other Subsidiary thereof) agrees to act as an insurance broker or agent (or in a similar capacity) for or on behalf of such Specified Insurer.
“Intercompany Subordination Agreement” means an agreement executed by each Subsidiary of the Borrower, in substantially the form of Exhibit J.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date; and
(d) no tenor that has been removed from this definition pursuant to Section 2.14(c)(iv) shall be available for specification in such Notice of Borrowing or Notice of Conversion or Continuation.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Inventory” has the meaning given to such term in Article 9 of the UCC.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.
“IP Rights” has the meaning specified in Section 5.14.
“IRS” means the Internal Revenue Service of the United States.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, circular letters, bulletins, office of general counsel opinions, desk drawer rules and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.
“Lender” means each lender with a Commitment or an outstanding Loan and any other Person, financial institution or other entity that from time to time becomes a party hereto by execution of an Assignment and Assumption.
“Lending Office” means, as to any Lender, the office or offices of such Lender as such Lender may from time to time notify the Borrower and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Liquidity” means, at any time, the aggregate amount of Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries at such time.
“Loan” means the term loans made by the Lenders to the Borrower pursuant to Section 2.1.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, if any, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) any landlord waiver, (g) any collateral access agreement and (h) any other document executed and delivered by a Loan Party that by its terms identifies itself as a “Loan Document”.
“Loan Parties” means, collectively, (a) the Borrower and (b) each other Guarantor.
    “Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Loan Parties to perform their obligations under the Loan Documents, (c) a material impairment of the rights and remedies of any Agent or any Lender in their capacity as such under the Loan Documents, taken as a whole, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents; provided that, (x) for avoidance of doubt, a going concern or like qualification or exception shall not (in and of itself) constitute a Material Adverse Effect and (y) matters disclosed to the Administrative Agent on or prior to the Effective Date (including in the Disclosure Letter) shall not (in and of itself) constitute a Material Adverse Effect.
“Material Bank Accounts” means any Deposit Account, other than an Excluded Account.
“Material Contract” means the agreements identified on Schedule 5.22 to the Disclosure Letter.
“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets are equal to or greater than five percent (5%) of Total Assets at such date or (b) whose gross revenues are equal to or greater than five percent (5%) of the consolidated gross revenues of the Borrower and its Subsidiaries at such date, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Effective Date, Domestic Subsidiaries that are not Loan Parties solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than five percent (5%) of Total Assets or more than five percent (5%) of the consolidated gross revenues of the Borrower and its Subsidiaries, then the Borrower shall (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Sections 8.10, 8.11 and 8.12 applicable to such Subsidiary.
“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets are equal to or greater than five percent (5%) of Total Assets at such date or (b) whose gross revenues are equal to or greater than five percent (5%) of the consolidated gross revenues of the Borrower and its Subsidiaries at such date, in each case determined in accordance with GAAP.
“Material Real Property” means any real property owned by any Loan Party with a fair market value in excess of $1,000,000.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means the date that is the third (3rd) anniversary of Effective Date; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning specified in Section 12.23.
“Monthly/Quarterly Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries, delivered in accordance with Section 7.1(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policies” has the meaning specified in Section 8.10(b)(ii) hereof.
“Mortgaged Properties” has the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement”.
“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Sections 8.10, 8.11 or 8.12.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.
“Net Cash Proceeds” means, with respect to the Disposition of any asset by the Borrower or any of its Subsidiaries, the receipt of any Extraordinary Receipts by the Borrower or any of its Subsidiaries or with respect to any Recovery Event, the amount equal to (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable, installment receivable or purchase price adjustment receivable or otherwise, and including casualty insurance settlements and condemnation awards, but only as and when so received), receipt of Extraordinary

Receipts or Recovery Event, as the case may be, net of (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness permitted hereunder that is secured by the asset (and such asset does not constitute Collateral) subject to such Disposition, receipt of Extraordinary Receipts or Recovery Event, as the case may be, and that is required to be repaid in connection with such Disposition, receipt of Extraordinary Receipts or Recovery Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Subsidiary in connection with such Disposition, (C) Taxes or distributions made pursuant to Section 9.6(d) or Section 9.6(h)(ii) paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition by a non-wholly owned Subsidiary, receipt of Extraordinary Receipts or Recovery Event with respect to assets of a non-wholly owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Subsidiary after such Recovery Event, receipt of Extraordinary Receipts or Disposition, as the case may be, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that (1) “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E), (2) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 12 months after the date of the respective Disposition, shall be deemed to be cash proceeds of such Disposition occurring on the date of such reduction and (3) the amount of any such reserve that is maintained as of the date occurring 12 months after the date of the applicable Disposition shall be deemed to be Net Cash Proceeds from such Disposition as of such date).
“Non-Bank Certificate” has the meaning specified in Section 3.1(b).
“Non-Consenting Lender” has the meaning specified in Section 3.7.
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Note” means a promissory note, substantially in the form of Exhibit B hereto, of the Borrower payable to any Lender in an initial principal amount equal to the amount of the Loans owing to such Lender.
“Notice of Borrowing” has the meaning specified in Section 2.2(a).
“Notice of Conversion or Continuation” has the meaning specified in Section 2.11(a).
“Obligations” means all advances to, and debts, liabilities, obligations (including exit fee), covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and owing to any of to the Secured Parties, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Other Taxes” has the meaning specified in Section 3.1(f).
“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 12.2(d).
“Participant Register” has the meaning specified in Section 12.2(e).
“Payment Recipient” has the meaning assigned to it in Section 11.12(a).
“Permits” means any material license, permit or authorization of any Borrower or Domestic Subsidiary from a Governmental Authority to engage in the business of acting as an insurance producer, agent or broker.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions in the preceding five plan years.
“Perfection Certificate” means a certificate substantially in the form of Exhibit E-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” means a certificate substantially in the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d)(i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, premiums and optional prepayment or redemption provisions) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be presumed that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees), and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and no additional obligors become liable for such Indebtedness and (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, amendment, refinancing, refunding, replacement, renewal or extension is secured only to the same extent and subject to the same or junior Lien priority, including with respect to any subordination provisions, and subject to an intercreditor arrangements in form and substance satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.
“Platform” has the meaning specified in Section 7.2.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Projections” shall have the meaning specified in Section 7.1(c).
“Public Lender” has the meaning specified in Section 7.2.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Ratable Portion”, “Pro Rata Share”, “ratable share” or (other than in the expression “equally and ratably”) “ratably” means (a) with respect to Loans, the percentage obtained by dividing (i) the Outstanding Amount held by such Lender by (ii) the Outstanding Amount held by all Lenders and (b) with respect to Commitments, the percentage obtained by dividing (i) the outstanding Commitments of such Lender by (ii) the outstanding Commitments of all Lenders.

“Recovery Event” means the receipt by any Loan Party or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of any Loan Party or any of its Subsidiaries included in the Collateral.
“Register” has the meaning specified in Section 12.2(c).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurocurrency Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurocurrency Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Related Indemnified Person” of an Indemnitee means (a) any controlling person (including any member or other equity holders) or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or other representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Requisite Lenders” means, at any time, Lenders having collectively more than fifty percent (50%) of the aggregate Outstanding Amount of Loans of all Lenders at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, chief financial officer, or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Effective Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc.
“Sale and Leaseback Transaction” means, with respect to the Borrower or any of its Subsidiaries, any arrangement, directly or indirectly, with any other Person whereby the Borrower or any of its Subsidiaries shall sell or transfer to any other Person any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Screen Rate” has the meaning specified in the definition of the term “Interpolated Rate”.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Obligations” means, in the case of the Borrower, the Obligations and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.
“Secured Parties” means, collectively, the Lenders, the Administrative Agent, the Collateral Agent and each co-agent or sub-agent (if any) appointed by the Administrative Agent from time to time pursuant to Section 11.5.
“Securities Act” means the Securities Act of 1933, as amended.
“Security” means any Equity Interest, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit H, together with each Security Agreement Supplement executed and delivered pursuant to Section 8.10.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that could reasonably be expected to become an actual and matured liability.
“SPC” has the meaning specified in Section 12.2(g).
“Specified Disposition” means that certain Disposition identified on Schedule 1.1B to the Disclosure Letter as the Specified Disposition.
“Specified Insurance Financing Collateral” means, with respect to the financing by the Borrower and its Subsidiaries of any insurance premiums in respect of any insurance policies permitted by Section 9.3(j)(i), (a) the unearned premiums or dividends which may become payable under such insurance policies, (b) subject to the interests and Liens of the Agents and any other loss payee or mortgagee, the loss payments which reduce the unearned premiums and (c) the interests in any state guarantee fund relating to such insurance policies.
“Specified Insurer” means (a) any insurance company with whom the Borrower (or any of its Subsidiaries) enters into an Insurer Agreement or (b) any Affiliate of such insurance company to which such Insurer Agreement is applicable.
“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and (a) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (b) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on the Loan Parties in any material respect than any comparable covenant in this Agreement, and (c) is subject to a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Guarantor that is a direct or indirect Subsidiary of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
    “Tax and Trust Funds” means cash, Cash Equivalents or other assets comprised solely of (a) funds used for payroll and payroll Taxes and other payments to or for the benefit of employees of the Borrower and/or any Subsidiary, (b) all Taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof) and (c) other funds which any Loan Party holds in trust or as an escrow or fiduciary for another Person which is not a Loan Party in the ordinary course of business.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 7.1(a) or 7.1(b), or, prior to the first delivery of such balance sheet, the most recent balance sheet provided to the Administrative Agent prior to the Effective Date.
“Transaction” means, collectively, (a) the execution and delivery of this Agreement and the funding of the Loans on the Effective Date, (b) the refinancing of the Existing Credit Facility and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, as of any date of determination, the amount of unrestricted cash of the Borrower that (a) is in deposit accounts in the United States, (b) is available for use by the Borrower, without condition or restriction (other than pursuant to the Loan Documents), (c) is free and clear of any encumbrance (other than in favor of the Collateral Agent and other than in favor of the bank where the deposit account is maintained) and (d) is subject to (or which are agreed to be made subject to, on a post-closing basis) an Account Control Agreement in favor of the Administrative Agent.
For the avoidance of doubt, for the forty-five (45) day period following the Effective Date (or such longer period agreed to by the Administrative Agent in its sole discretion), cash of the Borrower and Subsidiary Guarantors shall be counted for purposes of Section 9.13(a) so long as such cash is held in an deposit account that will be subject to an Account Control Agreement following such forty-five (45) day period.
“U.S. Lender” has the meaning specified in Section 3.1(d).
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“USD LIBOR” means the London interbank offered rate for Dollars.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Wholly-Owned Subsidiary” of a Person means a Subsidiary of such Person, all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(i)References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement (or the Disclosure Letter, as applicable) or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears,
(ii)The term “including” is by way of example and not limitation, subject, in the case of computations of time periods, to clause (d) below,
(iii)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and
(iv)Unless otherwise expressly indicated herein, the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.
(c)The terms “Lender” and “Administrative Agent” include, without limitation, their respective successors.
(d)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(e)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.3Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.
(b)All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision of this Agreement or the other Loan Documents to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders wish to amend any provision of this Agreement or the other Loan Documents) regardless of whether any such notice is given before or after such change in GAAP, then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Requisite Lenders.
Section 1.4Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.5References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Constituent Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all appendices, exhibits and schedules thereto and all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto (but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document); and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.6Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.7Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

THE FACILITY
Section 2.1The Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally, and not jointly, agrees to make Loans to the Borrower on the Effective Date in a principal amount equal to such Lender’s Commitment. Amounts paid or prepaid in respect of the Loans may not be reborrowed.

Section 2.2Borrowing Procedures.
(a)Each Borrowing shall be made on written notice given by the Borrower to the Administrative Agent not later than (i) 11:00 a.m. (New York City time) one Business Day prior, in the case of a Borrowing of Base Rate Loans, and (ii) 12:00 noon (New York City time) one (1) Business Day, in the case of a Borrowing of Eurocurrency Rate Loans, in each case prior to the date of the proposed Borrowing (or such shorter time as the Administrative Agent may agree in its sole discretion). Each such notice shall be in substantially the form of Exhibit C (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, which shall be a Business Day, (B) the aggregate amount of such proposed Borrowing, (C) whether such proposed Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (D) the initial Interest Period or Interest Periods for any Eurocurrency Rate Loans and (E) unless otherwise identified to the Administrative Agent (including pursuant to a funds flow or similar disclosure), the location and number of the Borrower’s account to which funds are to be disbursed. The Loans shall be made as Base Rate Loans, unless, subject to Section 2.14, the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. If no Interest Period is specified with respect to any requested Eurocurrency Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Any Notice of Borrowing shall be irrevocable (but may be conditioned on the occurrence of any event if the Notice of Borrowing includes a description of such event).
(b)The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing, and, if Eurocurrency Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 1:00 p.m. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 12.8(a)(i), in Same Day Funds in Dollars, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 12.1) on the Effective Date, of the applicable conditions set forth in Section 4.1, and, subject to clause (c) below, after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower as promptly as reasonably practicable by wire transfer of such funds in accordance with the instructions provided in the applicable Notice of Borrowing (or funds flow, as applicable).
(c)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.
Section 2.3[Reserved].
Section 2.4[Reserved].
Section 2.5Termination of the Commitments.
Unless previously terminated, the Commitments on the Effective Date shall automatically and permanently terminate upon the making of the Loans on the Effective Date.
Section 2.6Repayment of Loans. The Borrower hereby unconditionally promises to repay (i) the outstanding principal amount of the Loans to the Administrative Agent for the account of each Lender on the Maturity Date, in an amount equal to the remainder of the principal amount of the Loans outstanding on such date, in each case, together with all accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment and (ii) all other Obligations outstanding on the Maturity Date.

Section 2.7Evidence of Indebtedness.
(a)The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(b)(i) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.7(a) and by each Lender in its account or accounts pursuant to Section 2.7(a) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
        (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 12.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).
(c)The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above and Section 12.2 hereof shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by the Borrower, the Administrative Agent, such Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing the Loans of such Lender, substantially in the form of Exhibit B. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto; provided that the failure to do so shall in no way affect the obligations of the Borrower or any other Loan Party under any Loan Document.
Section 2.8Prepayments.
(a)Optional Prepayments. The Borrower may at any time and from time to time prepay any Borrowing, in whole or in part without, premium or penalty except as set forth in Section 2.8(c) below, upon written notice delivered to the Administrative Agent no later than 11:00 a.m. (New

York City time) not less than three Business Days prior thereto (or such shorter period as the Administrative Agent may agree in its sole discretion), in the case of Eurocurrency Rate Loans, and no later than 12:00 noon, New York City time, on the date of such notice, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Eurocurrency Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.5. Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated to be prepaid by such notice are to be prepaid on the date indicated in such notice unless the Administrative Agent shall have received written notice (including e-mail) revoking, or extending the time for, such notice of prepayment on or prior to the date of such prepayment). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given and not revoked or extended on or prior to the date of prepayment indicated in such notice, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to but excluding such date on the amount prepaid.
(b)Mandatory Prepayments.
(i)Dispositions; Recovery Events.
(A)If (x) the Borrower or any Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 9.5(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l), (m), (n) or (o)) or (y) any Recovery Event occurs, which, in each case, results in the realization or receipt by the Borrower or any Subsidiary of Net Cash Proceeds, the Borrower shall make a payment to the Administrative Agent, for distribution to the Lenders for application to the Loans in accordance with the provisions of Section 2.8(b)(v) hereof in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, to be promptly applied as set forth in Section 2.8(b)(v); provided that no such prepayment shall be required pursuant to this Section 2.8(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.8(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing).
(B)With respect to any Net Cash Proceeds realized or received with respect to any casualty insurance received from a Recovery Event or, in an aggregate amount not to exceed $5,000,000 with respect to all such Dispositions (other than any Disposition specified excluded from the application of Section 2.8((b)(i)(A) above), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds in (i) with respect to a Recovery Event, in assets substantially similar to the assets subject to the casualty event and (b) with respect to Dispositions, assets useful for the business of the Borrower or any of the Subsidiaries, in each case within three hundred and sixty-five (365) days of the receipt of such Net Cash Proceeds (provided that if, prior to the expiration of such three hundred and sixty-five (365)-day period, the Borrower or any of the Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds, such three hundred and sixty-five (365)-day reinvestment period shall be extended by ninety (90) days); provided that if any Net Cash Proceeds are not so reinvested within such reinvestment period at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the payment of the Loans as set forth in Section 2.9(d).
(ii)Debt Issuances. If the Borrower or any Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 9.3, the Borrower shall cause to be paid to the Administrative Agent an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after such incurrence or issuance, to be promptly applied as set forth in Section 2.8(b)(v)).

(iii)Excess Cash Flow. Within 5 Business Days of delivery to the Administrative Agent of annual financial statements pursuant to Section 7.1(a), commencing with the delivery to the Administrative Agent and the Lenders of the financial statements for the fiscal year ended December 31, 2022 (provided that for the fiscal year ended December 31, 2022, Excess Cash Flow shall be calculated from the Effective Date through December 31, 2022) or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.1(a), within 5 Business Days of the date such statements are required to be delivered to the Administrative Agent pursuant to Section 7.1(a), the Borrower shall, prepay the outstanding principal amount of the Loans in accordance with Section 2.8(b)(v) in an amount equal to (to the extent positive) 75% of the Excess Cash Flow of the Borrower and its Subsidiaries for such fiscal year.
(iv)Extraordinary Receipts. Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.8(b)(v) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith on or prior to the date which is five (5) Business Days after such receipt, to be promptly applied as set forth in Section 2.8(b)(v)).
(v)Application. Except as set forth in Sections 2.8(c) and 3.5, all payments in respect of the Loans pursuant to this Section 2.8(b) shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this Section 2.8(b) shall be paid, or may be charged by the Administrative Agent to any loan account(s) of the Borrower, at the Administrative Agent’s option, on the date of such payment. Interest shall accrue and be due, on the next Business Day, if the amount so paid by the Borrower to the bank account designated by the Administrative Agent for such purpose is received in such bank account after 3:00 p.m. (New York City time). All prepayment of the Loans shall be applied to the prepayment of the Loans in accordance with Section 2.13(e) until paid in full. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to this Section 2.8(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of any such prepayment notice and of such Lender’s ratable portion of such prepayment.
(c)Exit Fee. In the event that the Borrower prepays, repays, replaces or refinances all or any portion of the Loans pursuant to Sections 2.8(a) or 2.8(b)(i), (ii), or (iv) or otherwise effectuates a prepayment, repayment, replacement or refinancing of all or any portion of the Loans under this Agreement, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders, an exit fee of (x) 0.00% of the aggregate principal amount of the Loans so prepaid, repaid, refinanced or replaced prior to the first anniversary of the Effective Date, (y) 2.00% of the aggregate principal amount of the Loans so prepaid, repaid, refinanced or replaced on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date or (z) 4.00% of the aggregate principal amount of the Loans so prepaid, repaid, refinanced or replaced on or after the second anniversary of the Effective Date but prior to the third anniversary of the Effective Date. It is agreed, for the avoidance of doubt, that no exit fee shall be payable until after the first anniversary of the Effective Date. All such amounts payable pursuant to this Section 2.8(c) shall be due and payable on the date of the applicable prepayment, repayment or refinancing. For purposes of this Section 2.8(c), a prepayment pursuant to Section 2.8(a) shall include any prepayment or repayment as a result of the occurrence of any Event of Default (including as a result of any acceleration of any Loan and/or the occurrence of any Event of Default upon any bankruptcy, insolvency or similar proceeding under any Debtor Relief Law), the foreclosure or enforcement of any Lien on, or sale of, any Collateral pursuant to any Loan Document (including in any bankruptcy, insolvency or similar proceeding under any Debtor Relief Law) or the repricing, restructuring, reorganization or compromise of any Loan in connection with the confirmation of a plan of reorganization or any other plan of compromise, restructuring or arrangement in any bankruptcy, insolvency or similar proceeding under any Debtor Relief Law.
(d)[Reserved].

(e)Following the receipt of a notice of mandatory prepayment as provided in Section 2.8(b)(v), any Lender may decline to accept all (but not less than all) of its share of any such prepayments pursuant to Section 2.0(b)(i) – (iv) by providing written notice to the Administrative Agent within two (2) Business Days (or such later date as the Administrative Agent may agree) following receipt of such notice.
Section 2.9Reserved.
Section 2.10Interest.
(a)Rate of Interest. All Loans and the outstanding amount of all other Obligations owing under the Loan Documents shall bear interest on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:
(i)if a Base Rate Loan or such other Obligation (except as otherwise provided in this Section 2.10(a)), at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Base Rate Loans; and
(ii)if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A)the  Adjusted Eurocurrency Rate determined for the applicable Interest Period and (B) the Applicable Margin applicable to Eurocurrency Rate Loans in effect from time to time during such Interest Period.
(b)Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the last Business Day of each Fiscal Quarter, commencing on the first such day following the making of such Base Rate Loan, as applicable and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three (3) months, on each date during such Interest Period occurring every three (3) months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).
(c)Default Interest. If any Event of Default has occurred and is continuing, then (x) automatically upon any Event of Default under Section 10.1(f) and (y) for all other Events of Default, upon written notice to the Borrower from the Administrative Agent at the direction of the Requisite Lenders, for so long as such Event of Default is continuing, the principal amount of the Loans and to the extent due and payable, all other amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment) at the Default Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
Section 2.11Conversion/Continuation Option.
(a)The Borrower may elect (i) at any time on any Business Day, to convert Base Rate Loans or any portion thereof to Eurocurrency Rate Loans, and (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided that the aggregate amount of the Eurocurrency Rate Loans for each Interest Period must be in the amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least two (2) Business Days’ prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.
(b)The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, unless otherwise consented to by the Administrative Agent at the direction of the Requisite Lenders, no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans, and no continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.14; provided, further, that upon the occurrence of an Event of Default, any outstanding Eurocurrency Rate Loans shall automatically convert to Base Rate Loans unless otherwise consented to by the Administrative Agent at the direction of the Requisite Lenders. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.
Section 2.12Fees. The Borrower shall pay to the Administrative Agent the fees set forth in any fee agreement with the Administrative Agent, including the Fee Letter, in the amounts and at the times specified therein.
Section 2.13Payments and Computations.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make each payment and prepayment hereunder (including fees and expenses) not later than 2:00 p.m. on the day when due, (i) in the case of Loans, (ii) in the case of any accrued interest payable on a Loan, and (iii) in the case of all other payments under each Loan Document, in Dollars except as otherwise expressly provided herein or therein, in each case to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds without condition or deduction for any defense, recoupment, set-off or counterclaim. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. may, at the Administrative Agent’s discretion, in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay any such Loans outstanding as Base Rate Loans and then, to repay any such

Loans outstanding as Eurocurrency Rate Loans, with those Eurocurrency Rate Loans, as applicable, having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.
(d)Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment to the Administrative Agent in Same Day Funds, then each Lender shall repay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.
(e)Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of Section 10.2(b) below, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, the Loans for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.
Section 2.14Special Provisions Governing Eurocurrency Rate Loans.
(a)Determination of Interest Rate.
The Adjusted Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurocurrency Rate”. The Administrative Agent’s determination shall be presumed to be correct and binding on the Loan Parties and the Lenders, absent manifest error.
(b)Interest Rate Unascertainable, Inadequate or Unfair.
Subject to Section 2.14(c), in the event that (i) the Administrative Agent reasonably determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed or (ii) the Requisite Lenders reasonably determine and notify the Administrative Agent that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurocurrency Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan, and the obligations of the Lenders to make Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars, shall be suspended until the Administrative Agent shall notify the Borrower that -the circumstances causing such suspension no longer exist.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such

Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(c)(iv) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(c).
(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Borrowing of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current

Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(vi)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the "IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for Dollars for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to this Section 2.14 shall be deemed satisfied.
ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.1Taxes.
(a)Except as required by law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. “Excluded Taxes” means, in the case of each Agent and each Lender, (i) Taxes imposed on or measured by net income (however denominated, and including branch profits and similar Taxes), and franchise or similar Taxes, in each case (x) imposed by the United States, the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (y) imposed by reason of any present or former connection between such Agent or Lender and any taxing jurisdiction (other than a connection arising solely by having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii), any U.S. federal Tax that is (or would be) required to be withheld with respect to amounts payable hereunder pursuant to a Law in effect on the date on which (x) a Lender becomes a Lender hereunder (other than pursuant to an assignment that is at the express written request of the Borrower) or (y) a Lender changes its Lending Office, except in each case to the extent that under this Section 3.1(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or such Lender immediately before it changed its Lending Office, (iii) any U.S. federal withholding Taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Sections 3.1(b) and 3.1(c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.1(d) (in the case of any U.S. Lender, as defined below), (iv) any Taxes imposed under FATCA, and (v) penalties and interest on the foregoing amounts (all Taxes imposed on or with respect to any payment made by or on account of any Obligation of the Borrower or any Guarantor under any Loan Document other than Excluded Taxes being hereinafter referred to as “Indemnified Taxes”). If the Borrower or a Guarantor is required to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable by the Borrower or Guarantor shall be increased as necessary so that after making all required withholdings and deductions for Indemnified Taxes and Other Taxes (including deductions for Indemnified Taxes and Other Taxes applicable to additional sums payable under this Section 3.1(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions for Indemnified Taxes and Other Taxes been made, (ii) the Borrower or Guarantor shall make such deductions for Taxes and Other Taxes, (iii) the Borrower or Guarantor shall pay the full amount deducted and withheld to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). If the Borrower or Guarantor fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Indemnified or Other Taxes that may become payable by such Agent or such Lender arising out of such failure.
(b)To the extent it is legally able to do so, each Agent or Lender (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 12.2) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (or a disregarded entity wholly-owned by a “United States person”) (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Agent or Lender (or Eligible Assignee) becomes a party hereto, two (2) accurate, complete and original signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or W-8BEN-E, as appropriate, certifying that it is entitled to benefits under an income Tax treaty to which the United States is a party; (ii) IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a ten percent (10%) shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit K-1, K-2, K-3 or K-4, as applicable (a “Non-Bank Certificate”) and an IRS Form W-8BEN or W-8BEN-E, as appropriate, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by, as and to the extent applicable, a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income Tax purposes and (y) such Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding Taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income Tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
(c)In addition, each such Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate, complete and original signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant Taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding Tax (A) on or before the date that such Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.
(d)Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such Agent or Lender is not subject to United States federal backup withholding Tax on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)The Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to Tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a Participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded Taxes described in this Section 3.1(f) being hereinafter referred to as “Other Taxes”).
(g)If any Indemnified Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Indemnified Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Agent or Lender for the full amount of such Indemnified Taxes and Other Taxes (and any Indemnified Taxes and Other Taxes imposed on amounts payable under this Section 3.1), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.1(g) shall be made within ten (10) days after the date Borrower receives written demand for payment from such Agent or Lender.
(h)A Participant shall not be entitled to receive any greater payment under Section 3.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(i)If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) such Lender or Agent determines in its sole discretion exercised in good faith that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of such Agent or Lender and (c) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge.
(j)If any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.1, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.1 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will any Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (j) the payment of which would place such Agent or such Lender in a less favorable net after-Tax position than such Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Borrower or any other Person.
(k)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1(a) or (g) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax-related forms which such Lender is legally able to deliver and which would reduce or eliminate any amount of Indemnified Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.1(k) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.1(a) or (g).
(l)Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any Taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.1.
(m)With respect to any Lender’s claim for compensation under this Section 3.1, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
(n)The agreements in this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 3.2Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate or Adjusted Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate, or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (and the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base

Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurocurrency Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.3[Reserved].
Section 3.4Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes covered by Section 3.1 and any Taxes and other amounts described in clauses (ii) through (v) or clause (i)(y) of the first sentence of Section 3.1(a) that are imposed with respect to payments for or on account of any Agent or any Lender under any Loan Document, and except for Other Taxes); or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or any Eurocurrency Rate Loans made by such Lender, in each case that is not otherwise accounted for in the definition of Eurocurrency Rate or this clause (a);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.4 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.4 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Without duplication of any reserves specified in the definition of “Eurocurrency Rate”, the Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional costs shall be due and payable fifteen (15) days from receipt of such notice.
Section 3.5Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.7;
including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.6Matters Applicable to All Requests for Compensation.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to

Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.
(b)Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.4, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.6(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)Conversion of Eurocurrency Rate Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 2.14(b), 3.2 or 3.4 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.
Section 3.7Replacement of Lenders under Certain Circumstances.
If (i) any Lender requests compensation under Section 3.4 or ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.2 or Section 3.4, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, (iii) any Lender is a Non-Consenting Lender, (iv) [reserved], or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)[reserved];
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)such Lender being replaced pursuant to this Section 3.7 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(d)the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e)in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and
(f)such assignment does not conflict with applicable Laws.
In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders and (iii) the Requisite Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 3.8Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent and the Collateral Agent.
ARTICLE IV

CONDITIONS PRECEDENT
Section 4.1Conditions Precedent to Effective Date.
The effectiveness of this Agreement shall be subject to the satisfaction or due waiver in accordance with Section 12.1 of each of the following conditions precedent, except as otherwise agreed among the Borrower and the Administrative Agent (the date on which such conditions are satisfied or waived being herein in accordance with Section 12.1 shall be the “Effective Date”):
(a)The receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the relevant signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:
(i)executed counterparts of this Agreement and the Guaranty;
(ii)each Collateral Document set forth on Schedule 1.1A hereto required to be executed on the Effective Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with:
(A)[reserved];
(B)evidence that all other actions, recordings and filings that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(iii)a certificate of the Secretary of each Loan Party certifying (A) such certificates of good standing of a recent date from the applicable secretary of state of the state of organization of each Loan Party, (B) copies attached thereto of the certificate of incorporation and by-laws (or similar organizational documents) of a recent date from the applicable secretary of state of the state of organization of such Loan Party, (C) copies attached thereto of the resolutions of the board of directors or other applicable authorizing body or Person of such Loan Party authorizing and empowering certain officers of such Loan Party to effect such borrowings or other transactions hereunder as such officers may deem necessary or desirable for proper corporate purposes, subject to the limitations set forth in such resolutions, and (D) the names and true signatures of the officers of such Loan Party executing this Agreement and the other documents to be executed and delivered by such Loan Party hereunder;
(iv)a certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying as to the items set forth in Section 4.1(g) below;
(v)an opinion from Weil, Gotshal and Manges LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;
(vi)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Collateral Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named;
(vii)a copy of (A) a duly executed and effective payoff letter with respect to the that certain Credit Agreement, dated as of September 17, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Facility”) by and among¸ inter alios, eHealth, the lenders party thereto and Royal Bank of Canada, as administrative agent, issuer and collateral agent, terminating the Existing Credit Facility and any commitments thereunder and releasing the Loan Parties of their obligations thereunder, (B) UCC- 3 termination statements for all UCC-1 financing statements filed by the applicable secured party under the Existing Credit Facility and covering any portion of the Collateral and (C) other appropriate documentation providing for and/or evidencing the terminations of any liens with respect to the Existing Credit Facility;
(viii)copies of a recent UCC, judgment and federal and state tax lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;
(ix)an executed Perfection Certificate; and
(x)a solvency certificate in the form of Exhibit I, dated the Effective Date and executed by a Financial Officer of the Borrower.
(b)All fees and reasonable and documented out-of-pocket expenses required to be paid hereunder, including the reasonable and documented fees of King & Spalding LLP, legal counsel to the Administrative Agent, the Collateral Agent and the Lenders, to the extent invoiced at least one (1) Business Days (or such shorter period as agreed by the Borrower) before the Effective Date shall have been paid in full in cash.
(c)[reserved].
(d)The Administrative Agent shall have received (i) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for each fiscal month ended at least forty-five (45) days before the Effective Date and (b) projected statements of cash flows and availability of the Borrower and its subsidiaries giving effect to the Transaction and covering the immediately succeeding three (3) years after the Effective Date in form and substance reasonably acceptable to the Administrative Agent (the “Closing Projections”); provided that it is understood and agreed that the Closing Projections that have been delivered to the Administrative Agent are acceptable to the Administrative Agent.
(e)The Administrative Agent shall have received a duly executed Notice of Borrowing.

(f)The Administrative Agent shall have received at least one (1) Business Day prior to the Effective Date (i) all documentation and other information reasonably requested in writing by it at least three (3) Business Days prior to the Effective Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification in relation to the Borrower.
(g)The following statements shall be true and correct on the Effective Date, both immediately before and immediately after giving effect thereto and, in the case of any Loan, giving effect to the application of the proceeds thereof:
(i)the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(ii)no Default or Event of Default shall have occurred and be continuing, or would result from such proposed Borrowing or from the application of the proceeds therefrom;
(iii)since December 31, 2020, there shall not have been any change or occurrence that, individually or together with any other change or occurrence, has had or could reasonably be expected to have a Material Adverse Effect; and
(iv)Liquidity of the Borrower and its Subsidiaries is not less than $125,000,000.
Without limiting the generality of the provisions of Section 4.2, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein, shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in clause (e) above have been satisfied on and as of the date of the making of such Loan.
Section 4.2Determinations of Effective Date Borrowing Conditions.
For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Administrative Agent to enter into this Agreement, each Loan Party represents and warrants each of the following to the Lenders and the Administrative Agent,

on and as of the Effective Date and after giving effect to the making of the Loans and the other financial accommodations on the Effective Date:
Section 5.1Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) other than as may be set forth on Schedule 5.6 to the Disclosure Letter, is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c) (other than with respect to the Borrower), (d) or (e), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.2Authorization; No Contravention.
(a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.
(b) Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party nor the consummation of the Transaction will (i) contravene the terms of any of such Loan Party’s Constituent Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Loan Party or any of the Borrower’s Subsidiaries (other than as permitted by Section 9.1) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation could not reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect.
(c) The granting of Liens by the Loan Parties in favor of the Secured Parties pursuant to the Loan Documents does not (i) contravene the terms of any of such Loan Party’s Constituent Documents, (ii) violate any applicable Law, or (iii) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority.
Section 5.3Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.4Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.5Financial Statements; No Material Adverse Effect.
(a)The Annual Financial Statements and the Monthly/Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Monthly/Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes. Except as disclosed in such financial statements, none the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or any of its Subsidiaries which have not heretofore been disclosed in writing to the Administrative Agent.
(b)[reserved].
(c)The Closing Projections, and all Projections delivered pursuant to Section 7.1(c) have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.
Section 5.6Litigation. Other than as set forth in Schedule 5.6 to the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
Section 5.7Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 9.1 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.8Environmental Matters.
(a)Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Subsidiaries has become subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability.
(b)None of the Loan Parties or any of their respective Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.
Section 5.9Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries (a) have timely filed all Federal and state and other Tax returns and reports required to be filed and (b) have timely paid all Federal and state and other Taxes, assessments, fees and other governmental charges (including satisfying its withholding Tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.10ERISA Compliance.
(a)Except as set forth in Schedule 5.10(a) to the Disclosure Letter or as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(b)(i) No ERISA Event has occurred within the one-year period prior to the date on which this representation is made or deemed made; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liability) under Sections 4201 et seq. of ERISA with respect to a Multiemployer Plan; (iv) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and (v) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be insolvent or in endangered or critical status, except, with respect to each of the foregoing clauses of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11Subsidiaries. As of the Effective Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11 to the Disclosure Letter, and all of the outstanding Equity Interests in the Loan Parties (other than the Borrower) have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by the Borrower or any other Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral and (ii) any Lien that is permitted under Section 9.1. As of the Effective Date, Schedule 5.11 to the Disclosure Letter (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Loan Parties in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Effective Date pursuant to the Collateral and Guarantee Requirement. As of the Effective Date, each of eHealth PPS Inc. and eHealth Administrators, Inc. is an Immaterial Domestic Subsidiary. As of the Effective Date, eHealth China, Inc., a Delaware corporation, is an Excluded Subsidiary pursuant to clause (a) of the definition of Excluded Subsidiary.
Section 5.12Margin Regulations; Investment Company Act.
(a)As of the Effective Date, none of the Collateral is comprised of any Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used to buy or carry any Margin Stock or for any purpose that violates Regulation U.
(b)Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 5.13Disclosure. None of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document when furnished (as modified or supplemented by other information so furnished) and when taken as a whole contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements were made, not materially misleading; it being understood that with respect to projected or pro forma financial information, the

Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
Section 5.14Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower or any of its Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of any Loan Party, threatened against any Loan Party or Subsidiary, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.15Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.16USA PATRIOT Act; OFAC; FCPA. (a) To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b)     None of the Borrower or its Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently subject to any U.S. sanctions administered by OFAC; and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(c)    Each of the Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, agents, employees, and any Person acting for or on behalf of the Borrower or such Subsidiaries has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, or any other applicable United States anti-bribery or anti-corruption law, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iii) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (A) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (B) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (C) securing an improper advantage; in order to obtain, retain, or direct business.

Section 5.17Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 9.1) on all right, title and interest of the respective Loan Parties in the Collateral described therein.
Section 5.18Use of Proceeds. The proceeds of Loans will be used (i) for working capital and other general corporate purposes of the Borrower and its Subsidiaries, (ii) to repay the Existing Credit Facility in full and (iii) to pay Transaction Expenses.
Section 5.19Insurance. As of the Effective Date, the insurance maintained by the Borrower and its Subsidiaries is in full force and effect. The Borrower and its Subsidiaries are insured by insurers the Borrower believes (in the good faith judgment of its management) are financially sound and reputable and such insurance is in amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice.
Section 5.20Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents.
Section 5.21Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification delivered pursuant to Section 4.01(f)(ii) is true and correct in all respects.
Section 5.22Material Contracts. Schedule 5.22 attached hereto identifies each Material Contract. Each Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and (ii) is not in material default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.
Section 5.23Insurance Regulatory Matters. No Permit that is necessary for the conduct of the Borrower’s or a Subsidiary’s business as currently conducted is the subject of a formal administrative action for suspension or revocation, except where such suspension or revocation would not reasonably be expected to have a Material Adverse Effect.
Section 5.24Employee and Labor Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and its Subsidiaries is in compliance with all requirements of law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened in writing against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar requirement of law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
ARTICLE VI

GRANT OF LICENSE
Solely for the purpose of enabling the Administrative Agent and the Collateral Agent (or their agents or designees) to exercise the rights and remedies upon the occurrence and during the continuance of an Event of Default, the Borrower, on behalf of itself and each Guarantor, hereby grants to the Administrative Agent and the Collateral Agent an irrevocable, non-exclusive, transferable license, exercisable at any time that any Event of Default shall have occurred and be continuing (provided that such period shall be tolled while any injunction or automatic stay is in effect), without payment of royalty or other compensation to the Borrower or any Guarantor, to use, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other intellectual property, whether now owned or hereafter acquired by the Borrower or any Guarantor, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that any such trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other intellectual property are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of its Subsidiaries or the reputation or goodwill of any of them.
ARTICLE VII

REPORTING COVENANTS
On and after the Effective Date and so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, the Borrower shall:
Section 7.1Financial Statements, Etc.
Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:
(a)as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year together with related notes thereto and management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a going concern or like qualification resulting solely from an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit;
(b)as soon as available, but in any event within (i) thirty (30) days after the end of the first month and of the second month of each Fiscal Quarter of the Borrower a consolidated, unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related consolidated, unaudited statements of income, operations, and cash flows, in each case for such month, setting forth in comparative form the figures (if any) for the corresponding fiscal month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and a comparison to the

Projections delivered for such Fiscal Year (which may be limited to the statements of profits and losses and statements of cash flows), all in reasonable detail and certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP in the form prepared by management of the Borrower and (ii) forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a consolidated, unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated, unaudited statements of income, operations, and cash flows for such Fiscal Quarter, as applicable, together with, management’s discussion and analysis related thereto, setting forth in each case in comparative form the figures (if any) for the corresponding Fiscal Quarter of the previous Fiscal Year in the Projections and the corresponding fiscal month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP in the form prepared by management of the Borrower; and
(c)within sixty (60) days after the end of each Fiscal Year, a reasonably detailed consolidated budget for the following Fiscal Year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected operations or income, and projected cash flow and setting forth the material underlying assumptions applicable thereto) in each case on a fiscal quarter basis, provided that statements of profits and loss and statements of cash flows shall also be prepared on a monthly basis (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Financial Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material.
(d)together with the delivery of the financial statements pursuant to Section 7.1(b), a Commissions Receivable roll-forward reflecting beginning balance, revenue, cash receipts, and other adjustments by product.
Notwithstanding the foregoing, the obligations in paragraph (a) of this Section 7.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (x) the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC and (y) the report and opinion of an accounting firm contemplated by such paragraph (a).
Section 7.2Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)concurrently with the delivery of the financial statements referred to in Sections 7.1(a), (b)(i) and (b)(ii), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or the Borrower or its Subsidiaries files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 7.2; provided that documents required to be delivered pursuant to this Section 7.2(b) shall be deemed to have been delivered on the date such items are made available on the SEC website or the website of the analogous Governmental Authority or national securities exchange;

(c)promptly after receipt thereof, notice of any formal administrative action for suspension or revocation of any Permit which would be reasonably expected to have a Material Adverse Effect;
(d)together with the delivery of the financial statements pursuant to Sections 7.1(a) and 7.1(b)(ii), (i) a Perfection Certificate Supplement (or a certificate confirming that there has been no change in information since the Effective Date or latest Perfection Certificate Supplement), signed by a Responsible Officer of the Borrower; (ii) a description of each event, condition or circumstance during the last Fiscal Quarter or Fiscal Year, as applicable, covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.8(b) and (iii) a list of each Domestic Subsidiary that is not a Material Domestic Subsidiary and each Foreign Subsidiary that is not a Material Foreign Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Effective Date and the date of the last such list;
(e)together the delivery of the financial statements pursuant to Sections 7.1(a), (i) a description, in detail reasonably satisfactory to the Administrative Agent, of all material insurance coverage maintained by the Loan Parties and (ii) a list of the contracts and/or agreement that individually represent the five highest collection of Commission Receivables of all Commission Receivables collected by the Borrower and its Subsidiaries in the prior fiscal year (including listing the actual Commission Receivables collected and a corresponding percentage to all Commission Receivables collected by the Borrower and its Subsidiaries);
(f)promptly after the same are received by the Borrower, all notices and correspondences from or on behalf of any Specified Insurer received by the Borrower with respect to any material breach, material default, termination or suspension or cessation of payment, in respect of an Insurer Agreement;
(g)as soon as possible and in any event: (A) at least 10 days prior to any event or development that could reasonably be expected to result in or constitute an ERISA Event, and, to the extent not reasonably expected, within 5 days after the occurrence of any ERISA Event, notice of such ERISA Event (in reasonable detail), (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within 3 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;
(h)[reserved];
(i)promptly, such additional information regarding the operations, business, properties, liabilities, condition (legal, financial or otherwise) or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request in writing;
(j)as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party or any Subsidiary thereof executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party or any Subsidiary thereof;
(k)[reserved];

(l)promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;
(m)promptly upon receipt thereof, and in any event within five (5) Business Days after receipt thereof, copies of all final management letters submitted by the independent registered public accounting firm of nationally recognized standing referred to in Section 7.01(a) in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower and its Subsidiaries made by such accountants;
(n)together with the delivery of the financial statements pursuant to Section 7.1(b), a report of Commission Receivables projected in good faith by the Borrower to be collected by the Loan Parties for the immediately succeeding period of 12 months; prepared on a monthly basis, which shows the projected Commissions Receivable to be collected by the Loan Parties within 30 days after the end of each such month; and
(o)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or any Subsidiary thereof (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request.
Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule III hereto; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or filed with the SEC. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 7.3Notices of Material Events.
Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event, no later than 5 days after obtaining such knowledge), notify the Administrative Agent of:

(a)the occurrence of any Default or Event of Default;
(b)(i) any dispute, litigation, investigation, subpoena or proceeding between any Loan Party or any Subsidiary and any arbitrator or Governmental Authority to the extent not previously disclosed in writing to the Administrative Agent and (A) liability of any Loan Party or Subsidiary thereof could reasonably be expected to equal or exceed $20,000,000 or (B) could reasonably be expected to have a Material Adverse Effect, (ii) the filing or commencement of, or any material development in, any litigation, arbitration or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, (iii) the occurrence of any ERISA Event that, in any such case referred to in clauses (ii) or (iii), has resulted or could reasonably be expected to have a Material Adverse Effect and (iv) any other event, condition or circumstance which has or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 7.3 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 7.3(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and proposes to take with respect thereto.
Section 7.4Conference Calls. Promptly after the reasonable request by the Administrative Agent, and, in any event, no more than once per calendar month, shall hold a conference call or teleconference, at a time reasonably selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to discuss such items as the Administrative Agent may reasonably request and, to the extent applicable and requested, may include the Administrative Agent’s counsel and the Borrower’s counsel.
ARTICLE VIII

AFFIRMATIVE COVENANTS
On and after the Effective Date and so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, the Borrower shall, and shall cause its Subsidiaries to:
Section 8.1Preservation of Existence, Etc.
(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article IX.
Section 8.2Compliance with Laws, Etc.
Comply in all material respects with its Constituent Documents and the requirements of all applicable Laws (including, without limitation, ERISA and the USA PATRIOT Act), and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 8.3Payment of Taxes, Etc.

Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 8.4Maintenance of Insurance.
Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Subject to Section 8.14, each liability policy of insurance shall name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and each casualty insurance policy shall contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders as the loss payee thereunder.
Section 8.5Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.5 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided further that when an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 8.5, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any bona fide arm’s length third party contract as long as such agreement was not entered into in contemplation of or in connection with such inspection or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 8.6Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Subsidiaries, as the case may be.
Section 8.7Maintenance of Properties.
Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make all necessary repairs thereto and renewals and replacements thereof.
Section 8.8Use of Proceeds. Use the proceeds of the Loans only in compliance with (and not in contravention of) applicable Laws and each Loan Document.
Section 8.9Compliance with Environmental Laws.
        Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.
Section 8.10Covenant to Guarantee Obligations and Give Security.
At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including (x) upon the formation or acquisition of any new direct or indirect Wholly-Owned Subsidiary that is a Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or upon any Subsidiary becoming a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary (other than an Excluded Subsidiary), (y) upon any Excluded Subsidiary ceasing to be an Excluded Subsidiary, or upon the acquisition of any assets by the Borrower or any other Loan Party or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any assets held by such Subsidiary (in each case under the foregoing clauses (y) or (z), other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):
(a)     within forty-five (45) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:
(i)cause each such Material Domestic Subsidiary to become a Guarantor pursuant to a joinder or amendment to the Guaranty in form and substance reasonably satisfactory to the Administrative Agent;
(ii)cause each such Material Domestic Subsidiary to promptly furnish to the Collateral Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Collateral Agent;
(iii)cause each such Material Domestic Subsidiary to duly execute and deliver to the Collateral Agent Security Agreement Supplements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement and other Collateral Documents in effect on the Effective Date), in each case, granting Liens required by the Collateral and Guarantee Requirement; provided none of the Borrower or any of its Subsidiaries shall not be required to enter into any security agreements governed by foreign law;
(iv)cause each such Material Domestic Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;
(v) (1) take and cause the applicable Material Domestic Subsidiary to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to cause the Liens or security interests created by the Collateral Documents in the Collateral Agent (or in any representative of the Collateral Agent designated by it) to be duly perfected as required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and (2) comply with the requirements of Section 8.11 with respect to all Deposit Accounts;
(vi)deliver to the Administrative Agent a signed copy of opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 8.10(a) as the Administrative Agent may reasonably request;
(b)in the case of any Material Real Property, provide the Collateral Agent with (x) prompt notice thereof and (y) Mortgages with respect to such owned real property in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Mortgages in effect on the date thereof) within ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) of the acquisition of, or, if requested by the Collateral Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:
(i)evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording Taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;
(ii)fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 9.1, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;
(iii)as promptly as practicable after the reasonable request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, title reports, surveys and environmental assessment reports, provided that the Collateral Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Collateral Agent; provided, however, that there shall be no obligation to deliver to the Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained;

(iv)opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and
(v)such other evidence that all other actions that the Administrative Agent or Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken; and
(c)(i) at any time any books and records of the Borrower and its Subsidiaries are located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, and (ii) if the Borrower’s headquarter is not owned by any Loan Party, use commercially reasonable efforts to obtain written landlord waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Administrative Agent.
Section 8.11Cash Management.
(a)By no later than forty five (45) days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), deliver, or cause to be delivered, to the Collateral Agent an effective account control agreement (a “Deposit Account Control Agreement”) with each Approved Account Bank, in form and substance reasonably satisfactory to the Collateral Agent, with respect to each Material Bank Account (including, without limitation, those listed on Schedule 8.11 to the Disclosure Letter).
(b)By no later than forty five (45) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the date any deposit account, securities account or commodity account (in each case, other than an Excluded Account) is created or acquired after the Effective Date, deliver, or cause to be delivered, to the Collateral Agent, a Deposit Account Control Agreement with respect to any such account (other than an Excluded Account) in form and substance reasonably satisfactory to the Collateral Agent.
Section 8.12Further Assurances. At the expense of the Loan Parties:
(a)Promptly upon the reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable law (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to (i) carry out more effectively the purposes of the Collateral Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s assets, including Equity Interests to the Liens granted by the Security Agreement and the other Collateral Documents to the extent required thereunder and (iii) except as otherwise contemplated by the Collateral Documents, perfect and maintain the validity, effectiveness and priority of the Collateral Documents and any of the Liens created thereunder.
(b)Upon the exercise by the Administrative Agent after the occurrence, and during the continuation of, an Event of Default (subject to any applicable notice requirements) of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may reasonably require. If requested by the Administrative Agent or any Lender, the Borrower will, and will cause each of its Subsidiaries to cooperate with and provide any information necessary for the Administrative Agent or such Lender, as the case may be, to conduct its flood due diligence and flood insurance compliance.
Section 8.13Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.14Post-Closing Deliverables. Within the time periods specified on Schedule 8.14 to the Disclosure Letter (or such later date to which the Administrative Agent consents in writing), each Loan Party shall deliver, or cause to be delivered, the items listed on Schedule 8.14 to the Disclosure Letter.

Section 8.15Board Information Rights. The Administrative Agent shall have the right to receive all information provided to the members of the board of directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of the Borrower and any of its Subsidiaries in anticipation of or at a board of directors (or any similar group) meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Administrative Agent shall keep such materials and information disclosed at such meetings confidential in accordance with Section 12.16 of this Agreement and shall enter into a board observation agreement with the applicable entity which shall address matters related to the receipt of material non-public information; provided that, notwithstanding the foregoing, neither the Borrower nor any Subsidiary thereof shall be required to disclose, permit the making of copies of or taking abstracts of or discuss any document, information or other matter (A) that constitutes non-financial trade secrets; (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their agents or representatives) is prohibited by applicable law, (C) that is subject to attorney client or similar privilege or constitutes attorney work product, (D) in respect of which a Loan Party owes confidentiality obligations to any third party, (E) that is related to this Agreement and which could reasonably result in a conflict of interest or (F) that is related to the incurrence of Indebtedness the proceeds of which will refinance the Obligations in cash in full.
Section 8.16Cash Flow Budget.    At any time Liquidity (determined as of 5:00 p.m.) is less than $40,000,000 for a period of five consecutive days (the “CF Trigger Period”) and until the Liquidity (determined as of 5:00 p.m.) is greater than $40,000,000 for five consecutive days, no later than close of business on the date that is five (5) Business Days following the occurrence of a CF Trigger Period and every seventh calendar day thereafter by the close of business, the Borrower shall deliver to the Administrative Agent for distribution to the Lenders a 13-week cash flow budget, in a form acceptable to the Administrative Agent (the “Cash Flow Budget”), for the then-upcoming thirteen (13) week period, and (ii) no later than the close of business on the required date of delivery for the second Cash Flow Budget hereunder and continuing with the delivery of each additional required Cash Flow Budget thereafter, a report setting forth actual cash receipts, disbursements and net cash flows of the Loan Parties and their Subsidiaries for the prior period; provided that any such report and Cash Flow Budget shall contain supporting information reasonably requested by the Administrative Agent.
ARTICLE IX

NEGATIVE COVENANTS
On and after the Effective Date and so long as any Lender shall have Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, the Borrower shall not, nor shall the Borrower permit any Subsidiary to:
Section 9.1Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens created pursuant to any Loan Document;

(b)(i) Liens on cash collateral in an amount not to exceed $5,000,000 which secures the Indebtedness permitted by Section 9.3(b)(ii), and (ii) Liens existing on the date hereof and set forth on Schedule 9.1(b) to the Disclosure Letter;
(c)Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP;
(d)statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or its Subsidiaries;
(f)deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Collateral Agent in accordance with this Agreement;
(h)Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(g);
(i)(i) Liens on fixed or capital assets securing obligations in respect of Indebtedness permitted under Section 9.3(e); provided that (A) such Liens attach concurrently with or within ninety (90) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness;
(j)leases, licenses, subleases or sublicenses granted to others which in the ordinary course of business do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; provided that (x) such ordinary course of business qualification shall not apply to any subleases of real property and (y) no lease, license, sublease or sublicense of any Intellectual Property shall be on an exclusive basis;

(k)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)Liens on Specified Insurance Financing Collateral which secure the Indebtedness permitted by Section 9.3(j)(i);
(m)Liens (i) [reserved] or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 9.5 , solely to the extent such Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)Liens in favor of the Borrower or a Guarantor securing Indebtedness permitted under Section 9.3(d).
(o)Liens on fixed or capital assets existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Effective Date; provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (ii) the Indebtedness secured thereby is permitted under Section 9.3(e);
(p)any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases) or licenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(q)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(r)Liens deemed to exist in connection with Investments in repurchase agreements under Section 9.2 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(s)Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder
(t)ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(u)purported Liens evidenced by the filing of precautionary UCC financing statements or similar public filings;
(v)Liens securing obligations in respect of any secured hedge agreement and any cash management obligation permitted under Section 9.3(f) and/or Section 9.3(i);
(w)Liens (i) of a collection bank arising under Section 4-208 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;
(x)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(y)the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 9.1; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 9.3(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 9.3;
(z)deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(aa)Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries;
(ab)Liens granted to any Specified Insurer under an Insurer Agreement in the ordinary course of business; provided that (i) such Liens do not at any time encumber any property or assets other than the compensation payable by such Specified Insurer under such Insurer Agreement, (ii) such Liens do not secure any amounts that are overdue for more than thirty (30) days, (iii) such Liens do not have priority over the Liens of the Collateral Agent, (iv) no action shall have been taken to enforce such Liens, (v) such Liens do not secure any Indebtedness for borrowed money, and (vi) such Liens do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(ac)Liens securing Subordinated Indebtedness permitted under Section 9.3(m); provided that such Liens are subject and subordinated to the Liens securing the Obligations pursuant to a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed and delivered by the holders of such Indebtedness (or an authorized agent on behalf of such holders); and
(ad) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000, provided that if such Liens secure Indebtedness for borrowed money, such Indebtedness shall be (x) secured by a security interest in the Collateral that is contractually junior to the Liens securing the Obligations Indebtedness and (y) subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.
Section 9.2Investments.
Make or hold any Investments, except:
(a)Investments by the Borrower or any of its Subsidiaries in assets that are cash and Cash Equivalents;
(b)loans or advances to officers, directors and employees of the Borrower or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, and (ii) for any other purpose, in an aggregate principal amount outstanding under clauses (i) and (ii) not to exceed $1,000,000;
(c)Investments (i) by the Borrower or any other Loan Party in the Borrower or any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party, (iii) by any non-Loan Party in the Borrower or any other Loan Party, and (iv) of cash or Cash Equivalents by any Loan Party, directly or indirectly, in (x) eHealth China (Xiamen) Technology Co., Ltd. pursuant to the eHealth China Agreement as in effect on the Effective Date in an aggregate amount per Fiscal Year not to exceed

$16,000,000 (including, for the avoidance of doubt, an investment by eHealth China, Inc. in eHealth China (Xiamen) Technology Co., Ltd.) or (y) in any other non-Loan Party Subsidiary up to but not exceed $1,000,000 in the aggregate at any time outstanding;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 9.1, 9.3 (other than 9.3(c) or (d)), 9.4 (other than 9.4(c) or (d)), 9.5 (other than 9.5(d) or (e)) and 9.6 (other than 9.6(c)), respectively;
(f)Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 9.2(f) to the Disclosure Letter and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 9.2(f) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted by another clause of this Section 9.2;
(g)Investments in Swap Contracts permitted under Section 9.3;
(h)promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 9.5;
(i)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment;
(j)loans and advances to the Borrower in lieu of (and which, for the avoidance of doubt, shall reduce availability thereunder), and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Borrower (or such direct or indirect parent) in accordance with Section 9.6(e) or (f);
(k)advances of payroll payments to employees in the ordinary course of business;
(l)Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;
(m)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(n)[reserved];
(o)Guarantees by the Borrower or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(p)Investments received in connection with a Disposition permitted by Section 9.5(g);
(q)[reserved]; and

(r)other Investments in an aggregate amount outstanding not to exceed $5,000,000.
Section 9.3Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than:
(a)Indebtedness under the Loan Documents;
(b)(i) Indebtedness existing on the date hereof set forth on Schedule 9.3(b) to the Disclosure Letter which is not otherwise permitted by the other clauses of Section 9.3 and any Permitted Refinancing thereof and (ii) Indebtedness in respect of letters of credit in an aggregate outstanding principal amount not to exceed $5,000,000 at any time;
(c)Guarantees by the Borrower and its Subsidiaries in respect of Indebtedness of the Borrower or any of its Subsidiaries otherwise permitted hereunder (except that an Excluded Subsidiary that is not a Loan Party may not, by virtue of this Section 9.3(c), Guarantee Indebtedness that such Excluded Subsidiary could not otherwise incur under this Section 9.3); provided that if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(d)Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any other Subsidiary to the extent constituting an Investment permitted by Section 9.2; provided that (i) all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Intercompany Subordination Agreement and (ii) in the event of any such Indebtedness in respect of the sale, transfer or assignment of Collateral, such Indebtedness shall be duly noted on the books and records of the Loan Parties as being owing in respect of Collateral;
(e)Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and its Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within ninety (90) days after the applicable acquisition, construction, repair, replacement or improvement and any Permitted Refinancing thereof; provided further that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed $5,000,000;
(f)Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;
(g)Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(h)Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 9.6;
(i)Indebtedness in respect of Cash Management Services, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(j)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(k)Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business consistent with past practice in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(l)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice, and surety bonds in respect of the Borrower or any Subsidiary in its capacity as a third party administrator in the ordinary course of business for a third party administrator;
(m)Subordinated Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000; provided that the Administrative Agent shall have received a subordination agreement, in form and substance reasonably satisfactory to Administrative Agent, duly executed and delivered by the holders (or the agent on behalf of such holders) of such Subordinated Indebtedness;
(n) other Indebtedness which is unsecured in an aggregate outstanding principal amount not to exceed at any time $10,000,000; and
(o)all premiums (if any), interest (including post-petition interest and any interest paid in kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (n) above.
Notwithstanding the foregoing, no Subsidiary that is a Non-Loan Party will guarantee any Indebtedness for borrowed money of a Loan Party unless such Subsidiary becomes a Guarantor. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for borrowed money which is owing to any Specified Insurer.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.3. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
Section 9.4Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)any Subsidiary may merge or consolidate with the Borrower; provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;
(b)(i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary of the Borrower that is not a Loan Party, (ii) any Subsidiary may merge or consolidate with or into any other Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted and (iv) any Subsidiary may liquidate or dissolve or change its legal form if the

Borrower determines in good faith that such action is not disadvantageous to the Lenders in any material respect; provided, in the case of clauses (ii) through (iv) of this paragraph (b), that (A) no Event of Default shall result therefrom and (B) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Subsidiary that is a Guarantor) shall be a Loan Party;
(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Investment must be a permitted Investment in a Subsidiary which is not a Loan Party in accordance with Section 9.2 (other than clause (e) thereof) and must be a permitted Disposition in accordance with Section 9.5;
(d)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 9.2 (other than Section 9.2(e)); provided that if the merger involves a Loan Party, the surviving entity shall be a Loan Party; and
(e)so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 9.5 (other than Section 9.5(e)).
Section 9.5Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries;
(b)Dispositions of inventory and goods held for sale in the ordinary course of business;
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;
(d)Dispositions of property from a Loan Party to another Loan Party;
(e)Dispositions permitted by Sections 9.2 (other than Section 9.2(e)), 9.4 (other than Section 9.4(e)) and 9.6 (other than Section 9.6(c)) and Liens permitted by Section 9.1 (other than Section 9.1(m)(ii));
(f)leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case, other than sublease, in the ordinary course of business and, which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole, provided that no exclusive license shall be permitted hereunder; provided, that such ordinary course of business qualification shall not apply to any subleases of real property;
(g)Dispositions (other than Commission Receivables and Intellectual Property material to the business of the Borrower and its Subsidiaries) of assets not otherwise permitted under this Section 9.5; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition; and (ii) the aggregate fair market value of all assets Disposed pursuant to this clause (g) shall not exceed $15,000,000; and (iii) the Borrower or any of its Subsidiaries shall receive not less than seventy five percent (75%) of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Liens permitted by Section 9.1);
(h)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(i)[reserved];
(j)the unwinding of any Swap Contract;
(k)the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any IP Rights that are not necessary for the operation of the business of the Borrower and its Subsidiaries, taken as a whole;
(l)to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Subsidiaries that is not in contravention of Section 9.7;
(m)Dispositions of delinquent or doubtful accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(n)Dispositions of Cash Equivalents; and
(o)any Specified Disposition.
provided that any Disposition of any property pursuant to this Section 9.5 (except pursuant to Sections 9.5(a), (e),(h), (j), (k) and (m) and except for Dispositions from the Borrower or a Subsidiary that is a Loan Party to the Borrower or a Subsidiary that is a Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 9.5 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Collateral Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Section 9.6Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Subsidiary may make Restricted Payments to the Borrower and to its other Subsidiaries (other than to an Excluded Subsidiary) (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any of its other Subsidiaries (other than to an Excluded Subsidiary) and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)the Borrower and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 9.3) of such Person;
(c)to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 9.2 (other than Section 9.2(e)), 9.4 (other than a merger or consolidation of the Borrower and the Borrower) or 9.8 (other than Section 9.8(a) or (h));

(d)repurchases and withholding of Equity Interests in the Borrower or any of its Subsidiaries upon the vesting or exercise (as applicable) of stock options, warrants, restricted stock units, restricted stock, phantom stock, stock appreciation rights or similar rights if such Equity Interests represent (x) a portion of the exercise or purchase price therefor or (y) satisfaction of any Tax withholding obligations thereunder;
(e)so long as no Event of Default shall have occurred and be continuing, the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any future, present or former employee, director, consultant or distributor of the Borrower or any of its Subsidiaries in an aggregate amount on and after the Effective Date together with the aggregate amount of loans and advances to the Borrower made pursuant to Section 9.2(j) in lieu of Restricted Payments permitted by this clause (e) not to exceed $1,000,000 in any calendar year;
(f)so long as no Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments in an aggregate amount not to exceed $1,000,000; provided, that, the Borrower is in pro forma compliance with Section 9.13 hereof prior to and after giving effect to any such Restricted Payment;
(g)the Borrower or any of its Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof;
(h)repurchases of Equity Interests (i) deemed to occur on the exercise of options or similar rights by the delivery of Equity Interests in satisfaction of the exercise price of such options or similar rights or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of options or similar rights; and
(i)the Borrower may make Restricted Payments to pay cash interest under the Echelon Preferred Equity Agreement not to exceed 2.0% per annum as and when required by Section 4(c) of Exhibit A to the Echelon Preferred Equity Agreement, in effect on the Effective Date or as otherwise amended in accordance with Section 9.12(c); provided that the Borrower is in pro forma compliance with Section 9.13 hereof prior to and after giving effect to any such Restricted Payment.
Section 9.7Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business reasonably related or ancillary thereto.
Section 9.8Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:
(a)transactions between or among the Borrower or any of its Subsidiaries or any entity that becomes a Material Domestic Subsidiary as a result of such transaction;

(b)transactions for fair market value and on terms no less favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(c)the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction;
(d)employment and severance arrangements between the Borrower and its Subsidiaries and their respective future, present or former officers, employees, directors or consultants in the ordinary course of business or otherwise on an arm’s-length basis and transactions pursuant to equity incentive plans and employee benefit plans and arrangements;
(e)the non-exclusive licensing of trademarks, copyrights or other IP Rights in the ordinary course of business to permit the commercial exploitation of IP Rights between or among Affiliates and Subsidiaries of the Borrower or the Borrower,
(f) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, present or former directors, officers and employees of the Borrower and its Subsidiaries as customarily required or in the ordinary course of business,
(g)any agreement, instrument or arrangement as in effect as of the Effective Date and set forth on Schedule 9.8 to the Disclosure Letter, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Effective Date);
(h)Restricted Payments permitted under Section 9.6;
(i)the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries to the extent otherwise permitted by this Agreement;
(j)the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of the Borrower pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Effective Date in connection therewith;
(k)the Investments permitted by Section 9.2; and
(l)the Indebtedness permitted by Section 9.3.
Section 9.9Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facility and the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:
(i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 9.9) are listed on Schedule 9.9 to the Disclosure Letter and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;
(ii)are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;
(iii)represent Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 9.3,
(iv)are customary restrictions that arise in connection with (x) any Lien permitted by Sections 9.1(a), (m), (r), (s), (v), (w), (aa) and (bb) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 9.5 applicable pending such Disposition solely to the assets subject to such Disposition,
(v)are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.2 and applicable solely to such joint venture entered into in the ordinary course of business,
(vi)are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 9.3 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof,
(vii)are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,
(viii)comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 9.3(e), (j)(i) or (n) to the extent that such restrictions apply only to the property or assets securing such Indebtedness,
(ix)are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Subsidiary,
(x)are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,
(xi)are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,
(xii)arise in connection with cash or other deposits permitted under Section 9.1, or
(xiii)comprise restrictions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 9.3 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.
Section 9.10Accounting Changes; Fiscal Year.
Make any change in Fiscal Year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 9.11Prepayments, Etc. of Indebtedness.
Make or agree to make any prepayment, non-mandatory payment, redemption, retirement, defeasance, purchase or sinking fund payment or other acquisition for value of any of its Indebtedness other than the Indebtedness under the Loan Documents (including, without limitation, by way of depositing money or securities with the trustee therefor), in each case, before the date required for paying any such Indebtedness, or otherwise set aside or deposit or invest any sums for the foregoing purpose, except that:
(a)the Borrower and its Subsidiaries may make payments in respect of Subordinated Indebtedness in accordance with the applicable subordination agreement;
(b)the Borrower and its Subsidiaries may make payments in respect of Indebtedness permitted under Section 9.3 in connection with a refinancing thereof with the proceeds of a Permitted Refinancing as permitted under Section 9.3 (subject, in the case of any Subordinated Indebtedness, subject to the terms set forth in the applicable subordination agreement); and
(c)as to payments in respect of any other Indebtedness permitted under Section 9.3 not subject to the provisions above in this Section 9.11, the Borrower and its Subsidiaries may make payments of regularly scheduled principal and interest or other mandatory payments as and when due in respect of such Indebtedness in accordance with the terms thereof (and in the case of any Subordinated Indebtedness, subject to the terms set forth in the applicable subordination agreement).
Section 9.12Modification of Agreements. Amend, modify or change any of the following without the prior consent of the Administrative Agent:
(a)any term or condition of the documentation relating to any Subordinated Indebtedness in any manner materially adverse to the interest of the Lenders or the Loan Parties in any material respect, other than as permitted by the applicable Subordination Agreement;
(b)any Constituent Documents of the Borrower or any Subsidiary in any manner not permitted by this Agreement or materially adverse to the interest of the Lenders or the Loan Parties in any material respect;
(c)the Echelon Preferred Equity Agreement and the existing preferred equity investment by Echelon Health SPV, LP (or its Affiliates) related thereto in any manner materially adverse to the interest of the Lenders in any material respect or are materially adverse, in the aggregate with all other changes thereto at such time, to the Loan Parties in any material respect (it being agreed that any increase in the required amount of any payment (other than as a result of an increase to the amount payable in kind under such agreement) thereunder shall be materially adverse to the interest of the Lenders); and
(d)the eHealth China Agreement as in effect on the Effective Date, in any manner materially adverse to the interest of the Lenders.
Section 9.13Financial Covenants.
(a)Liquidity. Permit Liquidity to be less than $25,000,000 as of the last calendar day of any month.
(b)Maximum Credit Facilities to Commission Receivable Ratio. As of the last calendar day of any month, permit the Outstanding Amount as of such day to be greater than 50% of the total amount of “Contract assets – commissions receivable” (including both current and non-current commissions receivable) as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 7.1(a) or 7.1(b) determined by the Borrower in good faith and consistent with past practice.
Section 9.14Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.
ARTICLE X

EVENTS OF DEFAULT
Section 10.1     Events of Default.
Each of the events referred to in clauses (a) through (l) of this Section 10.1 shall constitute an “Event of Default”
(a)Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, upon acceleration or otherwise, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) Section 7.1 (and such failure continues for three (3) Business Days, provided that such three (3) Business Day grace period shall only apply for three required financial deliveries during any Fiscal Year), (ii) Sections 7.2(a), (f), (g), (j) or (n) or Section 8.16 (and such failure continues for three (3) Business Days, provided that such three (3) Business Day grace period shall only apply for three such deliveries during any Fiscal Year); (iii) Section 7.3(a); (iv) Section 7.4; (v) Section 8.1(a); (vi) Section 8.4; (vii) Section 8.5, (viii) Section 8.8; (ix) Section 8.11; (x) Section 8.14; (xi) Section 8.15; or (xii) Article IX; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 10.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representation, warranty, certification or statement of fact that is qualified by Material Adverse Effect, materiality or similar language) when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than $5,000,000; (ii) any Loan Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party) the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Credit Termination Date; or
(f)Insolvency Proceedings, Etc. The Borrower or any Subsidiary (i) shall generally not pay its debts as such debts become due, (ii) shall admit in writing its inability to pay its debts generally as such debts become due, (iii) institutes or consents to the institution of any proceeding under any Debtor Relief Law, (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; (vi) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty-five (45) calendar days; or (vii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty-five (45) calendar days, or an order for relief is entered in any such proceeding; or
(g)Judgments. There is entered against any Loan Party or any Subsidiary (i) a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and either (A) such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period in excess of thirty (30) days or (B) enforcement proceedings are commenced with respect to such judgment or order, or (ii) any judgment other than for the payment of money, or injunction, attachment, writ, garnishment or execution is rendered against any Loan Party, any Subsidiary or any Collateral having a value in an aggregate amount exceeding $5,000,000, in each case which is not effectively stayed or bonded; or
(h)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which could reasonably be expected to have a Material Adverse Effect, or (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to have a Material Adverse Effect; or
(i)Invalidity of Loan Documents. Any material provision of any Loan Document at any time after its execution and delivery, and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 9.4 or 9.5), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke, terminate or rescind any material provision of any Loan Document; or
(j)Collateral Documents. Any Collateral Document shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 9.4 or 9.5) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 9.1, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements;
(k)Change of Control. There occurs any Change of Control;

(l)Government Order. The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days; or
(m)Indictment. The (A) indictment of any Loan Party or any Subsidiary thereof or any senior officer thereof under any criminal statute (provided the indictment of any senior officer shall relate to such officer’s duties or terms of employment), or (B) commencement of criminal or civil proceedings against any Loan Party or any Subsidiary thereof or any senior officer (brought in capacity of such officer) thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Borrower or its Subsidiaries.
Section 10.2    Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Requisite Lenders shall, take any or all of the following actions:
(a)declare Commitments of each to be terminated, whereupon such Commitments shall be terminated;
(b)declare the outstanding principal amount of and accrued but unpaid Obligations to be due and payable, and upon such a declaration, such outstanding principal amount and interest shall be due and payable immediately; provided that if an Event of Default specified in Section 10.1(f) occurs and is continuing, the outstanding principal amount of, and accrued interest on, all the Loans shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent; and
(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States or any Debtor Relief Law, the Commitments of each Lender shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts (including, if applicable, amounts required to be paid pursuant to Section 2.8(c)) as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 10.3    Application of Funds. After the exercise of remedies provided for in Section 10.2, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, ratably, pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower;
Second, ratably, to pay any fees or expense reimbursements then due to the Lenders from the Borrower;
Third, to pay interest due and payable in respect of any Loans, ratably;
Fourth, to pay principal on the Loans, ratably;
Fifth, to the payment of any other Obligation due to the Administrative Agent, the Collateral Agent or any Lender by the Borrower; and

Sixth, after all of the Obligations have been paid in full, to the Borrower or as the Borrower shall direct or as otherwise required by Law.
        Notwithstanding the foregoing, if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses First through Fifth above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s, the Collateral Agent’s and each Lender’s interest in the aggregate outstanding Secured Obligations described in such clauses. The order of priority set forth in clauses First through Fourth above may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by any Loan Party or by any other Person that is not a Lender. The order of priority set forth in clauses First through Fifth above may be changed only with the prior written consent of the Administrative Agent in addition to that of all Lenders.
ARTICLE XI

THE ADMINISTRATIVE AGENT
Section 11.1    Appointment and Authorization.
(a)Each of the Lenders hereby irrevocably appoints Blue Torch Finance LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI (other than Sections 11.6, 11.7, 11.8 and 11.11) are solely for the benefit of the Administrative Agent, the Lenders and the Borrower shall not have rights as a third party beneficiary of any such provision.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Sections 11.3, 11.13, 12.3, 12.4 and 12.5, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
Section 11.2    Rights as a Lender.
Any Person serving as an Agent (including as Administrative Agent or Collateral Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
Section 11.3    Exculpatory Provisions. None of the Administrative Agent or any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent and the Collateral Agent):
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.
        The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to it by the Borrower or a Lender.
        No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
Section 11.4    Reliance by the Administrative Agent .

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent, may presume that such condition is satisfactory to such Lender unless the Administrative Agent, shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.
Section 11.5    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent, and any such sub-agent, may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct with respect to the actions of such sub-agents or their selection.
Section 11.6    Resignation of Administrative Agent or the Collateral Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the consent of the Borrower at all times other than when an Event of Default shall have occurred and be continuing (which consent of the Borrower shall not be unreasonably withheld or delayed and, in any event, shall be deemed granted within five (5) Business Days of written request therefor), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or such Collateral Agent, as applicable, is appointed), (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this Section 11.6. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders, may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 12.3, 12.4 and 12.5 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, as applicable, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, as applicable.
Section 11.7    Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents.
Each Lender acknowledges that no Agent-Related Person or Company Advisor has made any representation or warranty to it, and that no act by any Agent or Company Advisor hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or Company Advisor to any Lender as to any matter, including whether Agent-Related Persons or the Company Advisor have disclosed material information in their possession. Each Lender represents to each Agent and the Company Advisor that it has, independently and without reliance upon any Agent-Related Person or the Company Advisor and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons or the Company Advisor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 11.8    No Other Duties; Other Agents, Managers, Etc.

Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and such Persons shall have the benefit of this Article XI. Further, the parties hereto acknowledge that the Company Advisor has no duties, obligations or responsibilities hereunder but shall be an intended third party beneficiary of all provisions of this Agreement expressly applicable thereto. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Agent, the Company Advisor, any Lender, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Agents, the Company Advisor, the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 11.9    [Reserved].
Section 11.10    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under this Agreement) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under this Agreement.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.11    Collateral and Guaranty Matters.
Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent agrees that it will:
(a)    release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Loan Party, or (iii) subject to Section 12.1, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders;
(b)    release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.1(i); and
(c)    release the guarantee of any Guarantor under any Loan Document:
    (i) solely in the case of a Subsidiary Guarantor, upon the Disposition of the applicable Subsidiary Guarantor if such Disposition is made in a manner permitted under this Agreement and the other Loan Documents;
            (ii) upon the payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable); and
    (iii) solely in the case of a Subsidiary Guarantor, upon such Subsidiary Guarantor becoming an Excluded Subsidiary (provided that, in no event shall the foregoing permit the release of a Subsidiary from its guaranty on account of such Subsidiary ceasing to be a Wholly-Owned Subsidiary unless such Subsidiary ceases to be a Wholly-Owned Subsidiary pursuant to a bona fide joint venture transaction entered into with a non-Affiliated Person and (i) immediately prior to and after giving effect to such transaction, no Event of Default shall have occurred and be continuing, (ii) such Subsidiary shall not own or have exclusive rights in Patents, Trademarks or Copyrights that are material and necessary to the operation of the business of the Borrower and the Subsidiaries, taken as a whole, and (iii) such release shall constitute an Investment and the Borrower has sufficient Investment capacity to make such Investment).
Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.11. In each case as specified in this Section 11.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.11.
Section 11.12    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).
(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this

Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 11.13    Indemnification of Agents.
        Whether or not the transactions contemplated hereby are consummated, Lender shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against such Lender’s ratable share of any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.14. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 11.14 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 11.14 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
ARTICLE XII

MISCELLANEOUS
Section 12.1    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Requisite Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)extend or increase any Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) a waiver of any condition precedent set forth in Article IV and (ii) the waiver of any Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone any date scheduled for, or reduce the amount of, any payment of principal or interest without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) a waiver of any condition precedent set forth in Article IV and (ii) the waiver of any Default or mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 12.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) a waiver of any condition precedent set forth in Article IV and (ii) the waiver of any Default or mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal or interest); provided that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change any provision of Section 2.8, Section 2.12, this Section 12.1, the definitions of “Eligible Assignees”, “Requisite Lenders”, or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender;
(e)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)release all or substantially all of the value of the Guarantors, without the written consent of each Lender;
(g)[Reserved];
(h)without the prior written consent of all Lenders directly and adversely affected thereby, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of applicable Law, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien other than any arrangement with respect to cash collateral in connection with any insolvency proceeding and/or any debtor-in-possession financing; or
(i)change the order of the application of funds specified in Section 2.13(e) and Section 10.3 without the written consent of each Lender directly affected thereby;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 12.2(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
        Notwithstanding anything to the contrary contained in Section 12.1, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and any other Loan Document, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure errors, omissions, ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
        If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Requisite Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 3.7; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Section 12.2    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may, except as permitted by Section 9.4, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Company Advisor, the Related Parties of each of the Administrative Agent, the Company Advisor and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate unused amount of the Commitment (plus the principal outstanding balance of the Loans) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, delayed or conditioned); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(C)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(ii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and, in any event, shall be deemed granted within five (5) Business Days of written request therefor) shall be required unless (1) other than in the case of an assignment to a preferred equity holder of the Borrower pursuant to the Echelon Preferred Equity Agreement, an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for any assignment of a Commitment or Loans if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender
(iii)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent such administrative information as the Administrative Agent may request. All assignments shall be by novation.
(iv)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Person identified to the Administrative Agent on the list delivered pursuant to Schedule 8.14 (provided that upon and during the continuation of an Event of Default, the restrictions on assignments to such Persons subject to this clause (B) shall not apply), (C) to a natural person or (D) to a competitor of the Borrower and/or its Subsidiaries (or any Affiliate of a competitor of the Borrower and/or its Subsidiaries) that is identified by the Borrower to the Administrative Agent in writing from time to time (provided that any new competitor identified in writing after the Effective Date shall become effective two (2) Business Days after being delivered to the Administrative Agent and shall not apply retroactively to disqualify any existing Lender).
    Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this

Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 12.3, 12.4 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and, if applicable, to the assignor Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. This Section 12.2(c) and Section 2.7 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).
(d)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b), (c), (e) and (f) of the first proviso to Section 12.1 that directly and adversely affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 (subject to the requirements of Sections 3.1(b), (c), (d) or (e), as applicable) and Section 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 12.6 as though it were a Lender, provided such Participant agrees to be subject to Section 12.7 as though it were a Lender.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply and does in fact comply with Section 3.1 as though it were a Lender (it being understood that any documentation required under Sections 3.1(b), (c), (d) or (e) shall be delivered to the participating Lender). Each

Lender that sells a participation shall (acting solely for this purpose as an agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury Regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Any Lender may, at any time, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(e). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.1 and 3.4), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
Section 12.3    Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including (i) all Attorney Costs of King & Spalding LLP and (ii) reasonable and documented out-of-pocket fees and expenses incurred in connection with field examinations, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan

Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, including all Attorney Costs of King & Spalding LLP); provided that the Borrower shall only be liable for the Attorney Costs of one counsel and one local counsel in each appropriate jurisdiction (and, if reasonably necessary due to a conflict of interest, one additional counsel or local counsel in each appropriate jurisdiction, as applicable). The agreements in this Section 12.3 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 12.3 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.
Section 12.4    Indemnities. The Borrower shall indemnify and hold harmless the Agents, each Lender and their respective Affiliates, directors, officers, employees, agents, controlling persons or advisors and other representatives and the successors and permitted assigns of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent and, if necessary, one local counsel for all Indemnitees taken as a whole in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions), and solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional firm of counsel in each appropriate jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liabilities arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (A) the gross negligence or willful misconduct of such Indemnitee or of any Related Indemnified Person, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the Facility (excluding their role as a Lender) and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 12.4 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 12.4 shall be paid within thirty (30) days after written demand therefor.

The agreements in this Section 12.4 shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 12.4 shall not apply to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
Section 12.5    Limitation of Liability. The Loan Parties agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or bad faith. In no event, shall any party hereto or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each party hereto hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 12.6    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.7    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.13 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.6) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 12.7 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 12.7 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 12.8    Notices and Other Communications; Facsimile Copies.
(a)General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing (including by electronic mail) and, to the extent applicable, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule III hereto; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified to the Borrower and Administrative Agent from time to time.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c)Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS

FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e)Change of Address. Each of the Borrower, the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(f)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.
Section 12.9    No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 12.10    Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent, and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns.
Section 12.11    Governing Law; Submission to Jurisdiction; Service of Process.

(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b)THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 12.12    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.13    Marshaling; Payments Set Aside. None of the Administrative Agent, the Collateral Agent, any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
Section 12.14    Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Sections 4.1 and 4.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.15    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Documents, any Assignment and Assumption or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 12.16    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, accountants, legal counsel, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that each Agent or Lender shall be responsible for a breach of this provision by any such Person to whom such disclosure is made by it), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto to the extent made a party hereto in accordance herewith, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 12.16, any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower; (h) [reserved]; or (i) to the extent such

Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, it being understood that all information received from the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person reasonably would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 12.17    Use of Name, Logo, etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark;  provided that any such name, product photographs, logo or trademark are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of its Subsidiaries or the reputation or goodwill of any of them. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent.
Section 12.18    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Loan Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender, the Administrative Agent to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Section 12.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) none of the Agents nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agents nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Agents nor any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.20    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 12.21    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 12.22    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 11.4). The provision of this Section 12.22 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 12.23    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 12.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.
EHEALTH, INC.

By:    /s/ Christine Janofsky
Name:    Christine Janofsky
Title:    Senior Vice President and Chief Financial Officer

[Signature Page to Credit Agreement (eHealth)]

BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent
By: Blue Torch Capital LP, its managing member
By:    /s/ Kevin Genda
    Name:    Kevin Genda
    Title: CEO

[Signature Page to Credit Agreement (eHealth)]

BLUE TORCH CREDIT OPPORTUNITIES FUND II LP, as a Lender

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:    /s/ Kevin Genda
    Name:    Kevin Genda
    Title: Managing Member

BTC HOLDING FUND II LLC, as a Lender

By: Blue Torch Credit Opportunities Fund II LP, its sole member

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:    /s/ Kevin Genda
    Name:    Kevin Genda
    Title: Managing Member

BTC HOLDINGS SBAF FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SBAF FUND LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:    /s/ Kevin Genda
    Name:    Kevin Genda
    Title: Managing Member

[Signature Page to Credit Agreement (eHealth)]

BTC HOLDINGS KRS FUND LLC, as a Lender

By: Blue Torch Credit Opportunities KRS Funding LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:    /s/ Kevin Genda
    Name:    Kevin Genda
    Title: Managing Member

SWISS CAPITAL BTC OL PRIVATE DEBT FUND L.P., as a Lender

By:    /s/ Kevin Genda
Name:    Kevin Genda, in his capacity as authorized signatory of Blue Torch
        Capital LP, as agent and attorney-in-fact for Swiss Capital BTC OL Private Debt
        Fund
Title: Managing Member

[Signature Page to Credit Agreement (eHealth)]

Schedule I

Commitments

Name of Lender	Commitment Amount
Blue Torch Credit Opportunities Fund II, LP	$23,646,826.16
BTC Holdings Fund II LLC	$21,566,630.68
BTC Holdings SBAF Fund LLC	$8,576,445.92
BTC Holdings KRS Fund LLC	$14,034,973.25
SWISS CAPITAL BTC OL PRIVATE DEBT FUND L.P.	$2,175,123.99
Total	$70,000,000

Schedule II

Guarantors

PLANPRESCRIBER, INC.
EHEALTHINSURANCE SERVICES, INC.,
WEALTH, HEALTH AND LIFE ADVISORS, LLC

Schedule III

Administrative Agent’s Office, Certain Addresses for Notices

Borrower:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
Attention: Scott Geisler, General Counsel
 https://ir.ehealthinsurance.com/

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue,
New York, NY 10153
Attention: Justin D. Lee
Telephone: (212) 310-8000
E-mail: Justin.d.Lee@weil.com

Administrative Agent:
Blue Torch Finance, LLC
c/o Blue Torch Capital LP
150 East 58th Street, 18th Floor
New York, New York 10155
Email: BlueTorchAgency@alterdomus.com

in each case, with a copy to:

SEI – Blue Torch Capital Loan Ops
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
Facsimile no.: (469) 709-1839
Email: bluetorch.loanops@seic.com

and

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Jennifer Daly Esq.
Tel: 212-556-2196
Fax: 212-556-2222
Email: jdaly@kslaw.com

Schedule 1.1A

Collateral Documents

1.Security Agreement
2.Copyright Security Agreement, Trademark Security Agreement, Patent Security Agreement, in each case, with respect to Copyrights, Trademarks and Patents identified on the Perfection Certificate